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                                                                    EXHIBIT 10.3
                                                                  EXECUTION COPY

                  INSURANCE, INDEMNITY AND PLEDGE AGREEMENT

         THIS INSURANCE, INDEMNITY AND PLEDGE AGREEMENT is made as of August 1, 2003, by and among WFS FINANCIAL 2003-3 OWNER TRUST, a Delaware business trust (the "Trust"), WFS RECEIVABLES CORPORATION 2, a Nevada corporation ("WFSRC2" or "Seller"), WFS FINANCIAL INC, a California corporation ("WFS"), WESTCORP, a California corporation ("Westcorp"), FINANCIAL SECURITY ASSURANCE INC., a New York financial guaranty insurance company ("Financial Security"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, in its capacities as Collateral Agent and Proceeds Agent (each as defined below), and in its capacity as Indenture Trustee under the Indenture referred to below (the "Indenture Trustee").

                                  INTRODUCTION

         WFSRC2 is the owner of the Contracts. WFSRC2 proposes to pledge and assign to the Trust all of its right, title and interest in and to the Contracts and certain other property pursuant to the Sale and Servicing Agreement. The Trust will issue Certificates pursuant to the Trust Agreement, and the Notes pursuant to the Indenture.

         Each Certificate will represent a fractional undivided interest in the Trust. Each Note will be secured by the Indenture Property.

         The Seller has agreed to convey a security interest in the Collateral and all the property conveyed by it to the Trust (with the exception of the Policy) pursuant to the Sale and Servicing Agreement in favor of Financial Security prior in right to all liens, claims, rights or interests other than those of the Trust.

         The Trust has requested that Financial Security issue the Policy to the Indenture Trustee to guarantee payment of the Scheduled Payments (as defined in such Policy) on each Distribution Date in respect of the Notes.

         Financial Security is willing to issue the Policy for the purpose stated above if the Trust, the Seller, WFS, Westcorp and the Indenture Trustee enter into this Agreement and, in order to secure the Seller's obligations hereunder, the Seller pledges the Collateral to the Collateral Agent for the benefit of Financial Security, subject to the provisions hereof.

         The parties hereto desire to specify the indemnity and reimbursement obligations to be provided in respect of amounts paid by Financial Security under the Policy, the security to be provided in respect of such indemnity and reimbursement obligations, and certain other matters.

                                   AGREEMENTS

         In consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the parties hereto agree to as follows:

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                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Definitions. All words and phrases defined in the Trust Agreement and the Sale and Servicing Agreement shall have the same meanings in this Agreement unless a different meaning is set forth in this Agreement. In addition, the following words and phrases shall have the following respective meanings:

                  "Administration Agreement" means the Administration Agreement dated as of the date hereof, among the Trust, Westcorp, as Administrator, the Seller and the Indenture Trustee.

                  "Agreement" means this Insurance, Indemnity and Pledge Agreement, as the same may be amended, modified or supplemented from time to time.

                  "Authorized Officer" means, with respect to WFS, Westcorp, the Seller or any corporation, the president, the chief financial officer or any vice president.

                  "Bank" means, Western Financial Bank, a federally-chartered savings association.

                  "Collateral" means all of the Contracts listed in the Schedule of Contracts attached to the Sale and Servicing Agreement, including, without limitation, all payments of Monthly P&I due on or after the Cut-Off Date (excluding the amount allocable to principal and interest due prior to the Cut-Off Date), all Net Liquidation Proceeds and Net Insurance Proceeds with respect to any Financed Vehicle to which a Contract relates received on or after the Cut-Off Date and all other proceeds received in respect of such Contracts (other than payments of Monthly P&I due prior to the Cut-Off Date), and any and all security interests in the Financed Vehicles; the Contract Documents relating to the Contracts (except the Contract Documents for Contracts which have been the subject of a Full Prepayment received on or after the Cut-Off Date but no later than one Business Day prior to the Closing Date, in lieu of which the Seller shall have deposited in or credited to the Collection Account on or prior to the Closing Date an amount equal to such Full Prepayment); all Spread Account Collateral; and all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing.

                  "Collateral Agent" means, initially, Deutsche Bank Trust Company Americas, as collateral agent for Financial Security pursuant to this Agreement and, thereafter, any successor Collateral Agent named pursuant to this Agreement.

                  "Collateral Assignment" means, with respect to any Contracts, the original instrument of collateral assignment of such Contracts by the Seller to the Collateral Agent, substantially in the form included in Exhibit A hereto.

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         "Controlling Party" means Financial Security so long as no Insurer
Insolvency shall have occurred and no Insurer Default shall have occurred and be continuing and, at any other time, the Indenture Trustee.

         "Event of Default" has the meaning set forth in Section 7.01 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Security's Authorized Agent" means each Authorized Officer of Financial Security and each other Person that Financial Security designates as its authorized agent with notice to WFSRC2.

         "Indemnification Agreement" means the Indemnification Agreement, dated as of the date hereof, among the Seller, WFS, Westcorp, Financial Security and the Representative.

         "Indenture Property" means the property pledged to the Indenture Trustee on behalf of the Noteholders pursuant to the Indenture.

         "Independent Accountant" means an independent accountant within the meaning of the Securities Act and the Exchange Act.

         "Late Payment Rate" means the greater of a per annum rate equal to 3% in excess of (i) Financial Security's cost of funds, determined on a monthly basis, or (ii) the arithmetic average of the prime or base lending rates publicly announced by JPMorgan Chase Bank, N.A. (New York, New York) and Citibank, N.A. (New York, New York), as in effect on the last day of the month for which interest is being computed, but in no event greater than the maximum rate permitted by law.

         "Notice Address" means

                  (a)      as to WFSRC2:

                           444 East Warm Springs Road, #116
                           Las Vegas, Nevada 89119
                           Attention: Keith Ford

                  (b)      as to WFS:

                           23 Pasteur
                           Irvine, California 92618
                           Attention: Legal Department

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                  (c)      as to the Trust:

                           WFS Financial 2003-3 Owner Trust
                           c/o Chase Manhattan Bank USA, National
                           Association
                           as Owner Trustee
                           c/o JP Morgan Chase
                           500 Stanton Christiana Road
                           OPS4/3rd Floor
                           Newark, Delaware 19713
                           Attention: Institutional Trust Services

                  (d)      as to Financial Security:

                           350 Park Avenue
                           New York, New York 10022
                           Attention: Transaction Oversight
                           Telecopier Nos.: (212) 339-3518
                                            (212) 339-3529

                  (in each case in which the notice or other communication to Financial Security refers to an Event of Default or a claim under the Policy or is a notice or other communication as to which a failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then with a copy to the attention of the Senior Vice President - Transaction Oversight)

                  (e)      as to the Collateral Agent:

                           60 Wall Street, 26th Floor, Mail Stop
                           NYC60-2606
                           New York, New York 10005
                           Attention: Corporate Trust & Agency
                                      Services - Structured Finance Services

                  (f)      as to the Proceeds Agent:

                           60 Wall Street, 26th Floor, Mail Stop
                           NYC60-2606
                           New York, New York 10005
                           Attention: Corporate Trust & Agency
                                      Services - Structured Finance Services

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                  (g)     as to the Indenture Trustee:

                          60 Wall Street, 26th Floor, Mail Stop
                          NYC60-2606
                          New York, New York 10005
                          Attention: Corporate Trust & Agency
                                     Services - Structured Finance Services

                 (h)      as to Westcorp:

                          23 Pasteur
                          Irvine, California 92618
                          Attention: Legal Department

         "Obligations" has the meaning set forth in Section 4.01 hereof.

         "Owner Trustee" means Chase Manhattan Bank USA, National Association or its successors in interest, acting not individually but solely on owner trustee under the Trust Agreement.

         "Policy" means the financial guaranty insurance policy, including endorsements thereto, issued by Financial Security with respect to the Notes, substantially in the form attached as Exhibit B hereto.

         "Premium" means the premium payable to Financial Security by the Seller as consideration for the issuance of the Policy, as set forth in a letter agreement between the Seller and Financial Security.

         "Proceeds Agent" means, initially, Deutsche Bank Trust Company Americas, as proceeds agent for Financial Security and, thereafter, any successor appointed by the Indenture Trustee and Financial Security.

         "Prospectus" has the meaning set forth in Section 2.05(g) of this Agreement.

         "Registration Statement" has the meaning set forth in Section 2.05(g) of this Agreement.

         "Representative" means Credit Suisse First Boston LLC, as representative of the several Underwriters.

         "Rules and Regulations" has the meaning set forth in Section 2.05(g) of this Agreement.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of the date hereof, among the Seller, WFS, Westcorp and the Trust, as the same may be amended or modified from time to time.

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                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" means WFSRC2.

                  "Seller Assignments" means the Assignments, as such term is defined in the Sale and Servicing Agreement.

                  "Special Event" means the occurrence of any one of the following: (a) an Event of Default under this Agreement has occurred and is continuing, (b) on any Calculation Date, the Net Charge-Off Percentage for the related Calculation Day exceeds the Net Charge-Off Percentage Trigger, (c) on any Calculation Date, the Delinquency Percentage for the three calendar month period ending on such Calculation Day exceeds 2.50%, (d) any legal proceeding or binding arbitration is instituted with respect to the Transaction, (e) any governmental or administrative investigation, action or proceeding is instituted that would, if adversely decided, result in a Material Adverse Change in respect of Westcorp, the Seller, WFS or the Contracts, or (f) Financial Security pays a claim under the Policy.

                  "Spread Account" means the Spread Account established pursuant to the Sale and Servicing Agreement, in favor of the Indenture Trustee on behalf of the Holders of the Notes and as Collateral Agent for Financial Security.

                  "Spread Account Collateral" means (i) the Spread Account Initial Deposit, (ii) all other amounts deposited in or credited to the Spread Account from time to time under the Sale and Servicing Agreement, (iii) all Eligible Investments made with amounts on deposit in such Account, and (iv) all earnings and distributions on, and proceeds of, any and all of the foregoing.

                  "Swap Agreement" means the ISDA Master Interest Rate Swap Agreement dated August 28, 2003 between the Trust and the Swap Counterparty, including the Schedule thereto, the Credit Support Annex thereto, the Confirmation relating to the Class A-3B Notes, and together with any replacement swap agreements thereafter approved by the Insurer.

                  "Swap Counterparty" means Bank of America, N.A.

                  "Transaction Agreements" means this Agreement, the WFS Assignments, the Seller Assignments, the Collateral Assignment, the Sale and Servicing Agreement, the Trust Agreement, the Certificate of Trust, the Indenture, the Administration Agreement, the Underwriting Agreement, the Subservicing Agreement (if any), the Swap Agreement, the Indemnification Agreement and the RIC.

                  "Trust Agreement" means the Trust Agreement, dated as of July 31, 2003, as amended and restated as of August 28, 2003, among the Seller, Financial Security and Chase Manhattan Bank USA, National Association, as Owner Trustee.

                  "Underwriter Information" has the meaning set forth in Section 3.06(a)(i) of this Agreement.

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                  "Underwriters" means Credit Suisse First Boston LLC,, Banc of
America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., and Deutsche Bank Securities Inc., and each other institution, if any, named as an underwriter in the Underwriting Agreement.

                  "Underwriting Agreement" means the Underwriting Agreement, dated August 5, 2003 among the Seller, WFS and the Representative.

                  "Western Entities" means WFSRC2, Westcorp and WFS.

                   "WFS Assignments" means, with respect to the Contracts, the original instrument or instruments of assignment of such Contracts by WFS, as seller, to WFSRC2, substantially in the form included in Exhibit A hereto.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Section 2.01. Representations and Warranties of the Trust. The Trust represents and warrants to Financial Security as follows:

                  (a) Due Organization and Qualification. The Trust is duly formed and validly existing as a Delaware statutory business trust and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority, and legal right to acquire the Contracts; the Trust is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as described in the Prospectus and the performance of its obligations under the Transaction Agreements, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render the Contracts in such jurisdiction or any Transaction Agreement unenforceable in any respect or would otherwise have a material adverse effect upon the Trust; the Trust holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as presently conducted.

                  (b) Power and Authority. The Trust has all necessary trust power and authority to conduct its business as presently conducted; the Trust has the power and authority to execute and deliver this Agreement and each other Transaction Agreement to which the Trust is a party and to carry out the terms of each such agreement, and has full power and authority to issue the Notes and the Certificates and pledge and assign its assets pursuant to the Indenture and has duly authorized the issuance of the Notes and the Certificates and the assignment of its assets by all necessary trust proceedings, and the execution, delivery and performance of this Agreement and each other Transaction Agreement to which the Trust is a party has been duly authorized by all necessary action on the part of the Trust.

                  (c) Valid and Binding Obligations. Each of the Transaction Agreements to which the Trust is a party constitutes a legal, valid and binding obligation

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of the Trust enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. The Certificates, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement and will evidence the entire beneficial ownership interest in the Trust. The Notes, when executed, authenticated and delivered in accordance with the Indenture, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their terms.

                  (d) Noncontravention. The consummation of the transaction contemplated by this Agreement and by each other Transaction Agreement to which the Trust is a party, and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute a default (nor an event which, with the giving of notice or passage of time, or both, would constitute a default) under the Certificate of Trust or the Trust Agreement, or any indenture, agreement or other instrument to which the Trust is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement and the Collateral Assignment); nor violate any law or any order, rule, or regulation applicable to the Trust of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Trust or its properties.

                  (e) No Consents. No consent, license, approval or authorization from, or registration, or declaration with, any governmental authority, bureau or agency, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by the Trust of this Agreement or of any other Transaction Agreement to which the Trust is a party, except (in each case) such as have been obtained and are in full force and effect.

                  (f) Pending Litigation or Other Proceeding. To the Trust's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Trust or its properties: (A) asserting the invalidity of this Agreement or any other Transaction Agreement to which the Trust is a party; (B) seeking to prevent the issuance of the Notes or the Certificates, or the consummation of the transactions contemplated by any of the Transaction Agreements to which the Trust is a party; (C) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of, this Agreement or any other Transaction Agreement to which the Trust is a party, or (D) involving the Trust and which might adversely affect the federal or state tax attributes of the Notes, the Certificates or the Trust.

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                  (g)      Incorporation of Representations and Warranties. The
representations and warranties of the Trust set forth in each Transaction Document are (in each case) true and correct as if set forth herein.

                  (h) Security Interest in Contracts. This Agreement, together with possession of the Collateral by the Master Servicer pursuant to the Sale and Servicing Agreement and the filing referred to below, creates as security for the Seller's obligations under this Agreement a security interest in favor of the Collateral Agent, as collateral agent for Financial Security, in each item of the Collateral, as constituted as of the Closing Date; such security interest has been perfected and is a valid, binding and enforceable first priority security interest, subject only, to the extent set forth in
Section 5.01(d) hereof, to the interest of the Indenture Trustee with respect to the Indenture Property and the Noteholders; a financing statement with respect to the Contracts has been filed with the Nevada Secretary of State pursuant to the Nevada UCC, and the marking required by Section 3.01(b)(xvi) of the Sale and Servicing Agreement has been made on each Contract, except to the extent (if any) that Financial Security has waived in writing compliance with such requirement; no other filings in any jurisdiction or any other actions are necessary to perfect the security interest of the Collateral Agent, as collateral agent for Financial Security, in the Collateral, as constituted as of the Closing Date, as against any third parties.

                  (i) Security Interest in Other Collateral. Assuming the acquisition of Eligible Investments in accordance with the Sale and Servicing Agreement, such Eligible Investments will be subject to a valid, binding and enforceable first priority security interest in favor of the Collateral Agent, as collateral agent for Financial Security, subject only, to the extent set forth in Section 5.01(d) hereof, to the interest of the Indenture Trustee with respect to the Indenture Property and the Noteholders; assuming deposit of each check constituting proceeds of the Contracts in the Collection Account or Holding Account, as applicable, within ten days of receipt of such check by the Master Servicer, such check will be subject to a valid, first priority perfected security interest in favor of the Collateral Agent, subject, to the extent set forth in Section 5.01(d) hereof, to the interest of the Indenture Trustee with respect to the Indenture Property and the Noteholders; at such time as it is received by the Master Servicer and until deposited in the Collection Account; the proceeds of such deposited check that remain in the Collection Account will be subject to a valid, first priority security interest in favor of the Collateral Agent, subject, to the extent set forth in Section 5.01(d) hereof, to the interest of the Trust under the Sale and Servicing Agreement.

                  Section 2.02. Affirmative Covenants of the Trust. The Trust hereby covenants and agrees with Financial Security that, at all times during the term of this Agreement:

                  (a) Compliance with Agreements. The Trust will comply with all terms and conditions of this Agreement and each other Transaction Agreement to which it is a party. The Trust will not cause or permit to become effective any amendment to or modification of any of the Transaction Agreements unless Financial Security shall have previously approved in writing the form of such amendment or modification.

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                  (b)      Financial Statements; Accountants' Reports; Other
Information. The Trust shall keep or cause to be kept proper books and records in which full and correct entries shall be made of financial transactions and the assets and business of the Trust in accordance with generally accepted accounting principles consistently applied. The Trust shall furnish to Financial Security, simultaneously with the delivery of such documents to the Indenture Trustee, the Noteholders or the Certificateholders, as the case may be, copies of all reports, certificates, statements, financial statements or notices furnished to the Indenture Trustee, the Noteholders or the Certificateholders, as the case may be, pursuant to the Transaction Agreements (including, but not limited to, copies of any reports submitted to the Trust by its independent accountants in connection with any examination of the financial statements of the Trust). Such reports and financial statements may be delivered to Financial Security in digital/electronic format as set forth in Section

                  (c) Certificate of Compliance. The Trust shall deliver to Financial Security concurrently with the delivery of the financial statements required pursuant to paragraph (b) above, a certificate signed by an Authorized Officer of the Administrator stating that:

                           (i) a review of the Trust's performance under this Agreement and the other Transaction Agreements to which the Trust is a party during such period has been made under such officer's supervision; and

                           (ii) to the best of such officer's knowledge based upon such review, the Trust has fulfilled all its obligations under this Agreement and the other Transaction Agreements to which the Trust is a party during such period, or, if there has been a default of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (d) Access to Records; Discussions with Officers and Accountants. The Trust shall, upon the reasonable request of Financial Security, permit Financial Security's Authorized Agent at reasonable times (i) to inspect such books and records of the Trust as they may relate to the Notes, the Certificates and the obligations of the Trust under this Agreement and the other Transaction Agreements to which the Trust is a party; and (ii) to discuss the affairs, finances and accounts of the Trust with any of its respective officers, directors and representatives, including its Independent Accountants.

                  (e) Financing Statements and Further Assurances. The Trust will file all necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the lien and security interest in, and all rights of the Collateral Agent with respect to the Collateral, and the Trust shall, upon the request of Financial Security, from time to time, execute and deliver and, if necessary, file such further instruments and take such further action as may be reasonably necessary to effectuate the provisions of this Agreement or to protect the security interest of the Collateral Agent in the Collateral.

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                  (f)      Retirement of Notes. The Trust shall, upon retirement
of the Notes, furnish to Financial Security a notice of such retirement and, upon such retirement and the expiration of the term of the Policy, surrender the Policy to Financial Security for cancellation.

                  (g) Maintenance of Separate Existence. The Trust shall at all times hold itself out to the public, including the Seller, WFS, Westcorp and the Bank, under the Trust's own name and as a separate and distinct entity from the Seller, WFS, Westcorp and the Bank. The Trust shall maintain trust records and books of account separate from those of the Seller, WFS, Westcorp and the Bank, shall not commingle its assets with any other Person (except to the limited extent (if any) permitted by the approval of Financial Security) and shall obtain proper authorization from its equity owners of all trust action in accordance with applicable law. The Trust shall maintain an arm's-length relationship with the Bank, the Seller, Westcorp and WFS and each Affiliate of any of them. The annual financial statements of the Trust shall disclose the effects of the Trust's transactions in accordance with generally accepted accounting principals and shall disclose that the assets of the Trust are not available to pay creditors of WFS, Westcorp, Seller or any Affiliate thereof.

                  (h) Compliance with Article 76 of New York Insurance Law. The Trust shall ensure that the Prospectus, and any supplements or amendments thereto, and every preliminary prospectus delivered with respect to the Notes, clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

                  (i) Tax Matters. The Trust will take all actions necessary to ensure that the Trust is taxable as a partnership for federal, state and local income and franchise tax purposes and not as an association (or publicly traded partnership), taxable as a corporation.

                  Section 2.03. Negative Covenants of the Trust. The Trust agrees and covenants with Financial Security that at all times during the term of this Agreement:

                  (a) Amendments to Organizational Documents. The Trust shall not amend, supplement or otherwise modify or cause to permit any amendment, supplement or other modification of, any of the provisions of the Certificate of Trust or the Trust Agreement without the prior written consent of Financial Security.

                  (b) No Liens. Without the prior written consent of Financial Security, the Trust shall not create, incur, assume or suffer to exist any mortgage, deed of trust, security interest, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including without limitation any conditional sale or other title retention agreement or finance lease) of any nature upon or with respect to any of its properties or assets, now owned or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction any financing statement that names the Trust as debtor, or sign any security agreement authorizing any secured party thereunder to file such a financing statement, except as contemplated in the Transaction Agreements.

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                  (c)      Creation of Indebtedness. Without the prior written
consent of Financial Security, the Trust shall not create, incur, assume or suffer to exist any indebtedness other than indebtedness guaranteed or approved in writing by Financial Security, except as contemplated in the Transaction Agreements.

                  (d) Guarantees, Etc. Without the prior written consent of Financial Security, the Trust shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

                  (e) Subsidiaries. Without the prior written consent of Financial Security, the Trust shall not form, or cause to be formed, any Subsidiaries.

                  (f) Insolvency. The Trust shall not commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, consolidation or other relief with respect to it or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets or make a general assignment for the benefit of its creditors. The Trust shall not take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above. The Trust shall not admit in writing its inability to pay its debts.

                  (g) Impairment of Rights. The Trust shall not take any action, or fail to take any action that will interfere with the enforcement of any rights under this Agreement or the other Transaction Agreements.

                  (h) Successor Parties. The Trust will not remove or replace, or cause to be removed or replaced, the Master Servicer, the Indenture Trustee, the Owner Trustee or the Administrator.

                  Section 2.04. [Reserved].

                  Section 2.05. Representations and Warranties of WFSRC2. WFSRC2 represents and warrants to Financial Security as follows:

                  (a) Due Organization. WFSRC2 is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority, and legal right to acquire, pledge and sell the Contracts; WFSRC2 is duly qualified to do business as a foreign corporation in good standing under the laws of each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on the business or properties of WFSRC2; WFSRC2 holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as presently

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conducted. WFSRC2's principal place of business, chief executive office and the office where it keeps its records is located at 444 East Warm Springs Road, #116, Las Vegas, Nevada, 89119.

                  (b) Corporate Power and Authority. WFSRC2 has full right, power and authority to own its properties and to conduct its business as presently conducted; WFSRC2 has the power and authority to execute and deliver this Agreement and each other Transaction Agreement to which WFSRC2 is a party and to carry out the terms of each such agreement, and has full power and authority to transfer and assign the property to be transferred and assigned to and deposited with the Owner Trustee as part of the Trust and has duly authorized such transfer and assignment to the Trustee by all necessary corporate action; and the execution, delivery, and performance of this Agreement and each other Transaction Agreement to which WFSRC2 is a party has been duly authorized by WFSRC2 by all necessary corporate action.

                  (c) Valid and Binding Obligations. Each of the Transaction Agreements to which WFSRC2 is a party constitutes a legal, valid, and binding obligation of WFSRC2, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. The Certificates, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement and will evidence the entire beneficial ownership in the Trust. The Notes when executed, authenticated and delivered in accordance with the Indenture, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their terms.

                  (d) Noncontravention. The consummation of the transactions contemplated by this Agreement and by each other Transaction Agreement to which WFSRC2 is a party and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute a default (nor an event which, with the giving of notice or passage of time, or both, would constitute a default) under, the articles of incorporation or by-laws of WFSRC2, or any indenture, agreement, or other instrument to which WFSRC2 is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement and the Collateral Assignment); nor violate any law or any order, rule, or regulation applicable to WFSRC2 of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over WFSRC2 or its properties.

                  (e) No Consents. No consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by WFSRC2 of this Agreement or of any other Transaction Agreement to which WFSRC2 is a party, except (in each case) such as have been obtained and are in full force and effect.

                  (f) Pending Litigation or Other Proceeding. To WFSRC2's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over WFSRC2 or its properties:
(A) asserting the invalidity of this Agreement, any other Transaction Agreement to which WFSRC2 is a party, the Notes or the Certificates, (B) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by any of the Transaction Agreements to which WFSRC2 is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by WFSRC2 of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Agreement to which WFSRC2 is a party, or (D) involving WFSRC2 and which might adversely affect the federal income tax attributes of the Notes, the Certificates or the Trust.

                  (g) Registration Statement; Prospectus. The Seller has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-106649), including a base prospectus and prospectus supplement for the registration of the Notes under the Securities Act, (the "Registration Statement") and Seller has filed such amendments thereto, if any, and such amended prospectuses and prospectus supplements as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. As used herein, the term "Registration Statement" means the Registration Statement including the exhibits thereto and any material incorporated by reference therein pursuant to the Securities Act and the Exchange Act, and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"). "Prospectus" means the Base Prospectus dated August 5, 2003, that was filed pursuant to Rule 424(b) on August 19, 2003, together with the Prospectus Supplement, also dated August 5, 2003. "Prospectus Supplement" means the supplement to the Base Prospectus included in the Prospectus. As of the date hereof, the Registration Statement and Prospectus filed under the Securities Act or pursuant to the Rules and Regulations complies in all material respects with the Securities Act and the Rules and Regulations, and the Registration Statement at the time it became effective and at all times subsequent thereto complied, and at each time that the Prospectus is provided to the Underwriters for use in connection with the offering or sale of any Note will comply, in all material respects with the requirements of the Securities Act and the Rules and Regulations. The Registration Statement and the Prospectus at the time the Registration Statement became effective did not and on the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus at the time it was filed under the Securities Act or the Rules and Regulations and at the time it was first provided to the Underwriters for use in connection with the offering of the Notes did not, and on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties in this subparagraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus or any preliminary prospectus made in reliance upon information furnished to the Seller in writing by Financial Security expressly for use therein.

                  (h) Incorporation of Representations and Warranties. All of the representations and warranties made by WFSRC2 in Section 3.01(b) of the Sale and Servicing Agreement and as Depositor in, Section 2.09 of the Trust Agreement and in the Underwriting Agreement are incorporated herein as if set forth herein and each such representation and warranty is true and correct as of the Closing Date.

                  (i) Security Interest in Contracts. This Agreement, together with possession of the Collateral by the Master Servicer pursuant to the Sale and Servicing Agreement and the filing referred to below, creates as security for WFSRC2's obligations under this Agreement a security interest in favor of the Collateral Agent, as collateral agent for Financial Security, in each item of the Collateral owned by WFSRC2, as constituted as of the Closing Date; such security interest has been perfected and is a valid, binding and enforceable first priority security interest, subject only, to the extent set forth in Section 5.01(d) hereof, to the interest of the Indenture Trustee with respect to the Indenture Property and the Noteholders; a financing statement with respect to the Contracts has been filed with the Nevada Secretary of State pursuant to the Nevada UCC, and the marking required by Section 3.01(b)(xvi) of the Sale and Servicing Agreement has been made on each Contract, except to the extent (if any) that Financial Security has waived in writing compliance with such requirement; no other filings in any jurisdiction or any other actions are necessary to perfect the security interest of the Collateral Agent, as collateral agent for Financial Security, in the Collateral, as constituted as of the Closing Date, as against any third parties.

                  (j) Security Interest in Other Collateral. Assuming the acquisition of Eligible Investments in accordance with the Sale and Servicing Agreement, such Eligible Investments will be subject to a valid, binding and enforceable first priority security interest in favor of the Collateral Agent, as collateral agent for Financial Security, subject only, to the extent set forth in Section 5.01(d) hereof, to the interest of the Indenture Trustee with respect to the Indenture Property and the Noteholders; assuming deposit of each check constituting proceeds of the Contracts in the Collection Account, within ten days of receipt of such check by the Master Servicer, such check will be subject to a valid, first priority perfected security interest in favor of the Collateral Agent, subject, to the extent set forth in Section 5.01(d) hereof, to the interest of the Indenture Trustee with respect to the Indenture Property and the Noteholders; at such time as it is received by the Master Servicer and until deposited in the Collection Account; the proceeds of such deposited check that remain in the Collection Account will be subject to a valid, first priority security interest in favor of the Collateral Agent, subject, to the extent set forth in Section 5.01(d) hereof, to the interest of the Trust under the Sale and Servicing Agreement.

                  (k) Valid Transfer of Contracts. The Sale and Servicing Agreement and the Seller Assignments constitute a valid sale, transfer and assignment, as applicable, of the Contracts, enforceable against creditors of and purchasers from WFSRC2, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                  (l)      [Reserved].

                  Section 2.06. Affirmative Covenants of WFSRC2. WFSRC2 covenants and agrees with Financial Security that, at all times during the term of this Agreement:

                  (a) Compliance with Agreements. WFSRC2 will comply with all terms and conditions of this Agreement and each other Transaction Agreement to which it is a party. WFSRC2 will not cause or permit to become effective any amendment to or modification of the Transaction Agreements unless Financial Security shall have previously approved in writing the form of such amendment or modification.

                  (b) Financial Statements, Accountants' Reports, Other Information.

                           (i) WFSRC2 shall keep proper books and records, in which full and correct entries shall be made of financial transactions and the assets and business of WFSRC2 in accordance with generally accepted accounting principles consistently applied. WFSRC2 shall furnish to Financial Security, simultaneously with the delivery of such documents to the Owner Trustee, Indenture Trustee, the Noteholders or the Certificateholders, as the case may be, copies of all reports, certificates, statements or notices furnished to the Owner Trustee, the Noteholders or the Certificateholders, as the case may be, pursuant to the Transaction Agreements, including:

                                    (1)      Annual Financial Statements. The
         unaudited balance sheets of WFSRC2, as of the end of such fiscal year and the unaudited statements of income, changes in equity and cash flows of WFSRC2 for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and by the certificate specified in Section 2.06(c) hereof.

                                    (2)      Quarterly Financial Statements. The
         unaudited balance sheets of WFSRC2, as of the end of such quarter and the unaudited statements of income, changes in equity and cash flows of WFSRC2 for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments), and accompanied by the certificate specified in Section 2.06(c) hereof if such certificate is required to be provided pursuant to such Section.

                           (ii)     Accountants' Reports. [Reserved]

                           (iii) Other Information. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by WFSRC2 pursuant to the terms of the Transaction Agreements and, promptly upon request, such other data as Financial Security may reasonably request; provided, however, that WFSRC2 shall not be required to deliver any such items if provision by some other party to Financial Security is required under the Transaction Agreements unless such other party fails to deliver such item and notice of such failure is given to WFSRC2. WFSRC2 shall, upon the request of Financial Security, permit Financial Security or its authorized agents (A) to inspect the books and records of WFSRC2 as they may relate to the Notes, the Certificates, the obligations of WFSRC2 under the Transaction Agreements, the Transaction and, but only following the occurrence of a Special Event, WFSRC2's respective businesses; (B) to discuss the affairs, finances and accounts of WFSRC2 with its respective Chief Operating Officer and Chief Financial Officer (or a Responsible Officer with responsibilities and functions equivalent thereto), no more frequently than annually, unless a Special Event has occurred; and (C) to discuss the affairs, finances and accounts of WFSRC2 with its independent accountants following the occurrence of a Special Event, provided that an officer of WFSRC2 shall have the right to be present during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of WFSRC2. The books and records of WFSRC2 will be maintained at the respective addresses designated herein for receipt of notices, unless WFSRC2 shall otherwise advise the parties hereto in writing.

                           (iv) Executed Originals. WFSRC2 shall provide or cause to be provided to Financial Security an executed original copy of each document executed in connection with the Transaction within 60 days after the Closing Date (without duplication of documents provided to Financial Security by an Affiliate of WFSRC2), provided, that WFSRC2 shall provide or cause to be provided to any of the Rating Agencies an executed copy of any document executed in connection with the Transaction within such earlier time frame after the Closing Date, as may be requested by such Rating Agency.

                           (v) Additional Documents. Promptly after the filing or sending thereof, copies of all proxy statements, financial statements, reports and registration statements which WFSRC2 files, or delivers to, the IRS, the Commission, or any other Federal, state or foreign government agency, authority or body which supervises the issuance of securities by WFSRC2 or any national securities exchange.

                           (vi) Delivery by digital/electronic means. The delivery by WFSRC2 to Financial Security of (i) the annual financial statements and quarterly financial statements pursuant to Sections 2.06(b)(i)(1) and (2), respectively, and (iii) minutes of meetings of its board of directors pursuant to Section 2.06(h) hereof, may be made via digital/electronic means as set forth in Section 8.19 hereof.

                  (c) Certificate of Compliance. WFSRC2 shall deliver to Financial Security, concurrently with the delivery of the financial statements required pursuant to paragraph (b) above, a certificate signed by an Authorized Officer of WFSRC2 stating that:

                           (i) a review of WFSRC2's performance under this Agreement and the other Transaction Agreements to which WFSRC2 is a party during such period has been made under such officer's supervision;

                           (ii) to the best of such officer's knowledge, based upon such review, WFSRC2 has fulfilled all its obligations under this Agreement and the other Transaction Agreements to which WFSRC2 is a party during such period, or, if there has been a default of any such obligation, specifying each such default known to such officer and the nature and status thereof.; and

                           (iii) the attached financial reports submitted pursuant to paragraph (b) above are complete and correct in all material respects and present fairly the financial condition and results of operations of WFSRC2 as of the dates and for the periods indicated, in accordance with generally accepted accounting principals consistently applied (subject as to interim statements to normal year-end adjustments).

                  (d) Access to Records; Discussions With Officers and Accountants. WFSRC2 shall, upon the reasonable request of Financial Security, permit an authorized agent of Financial Security at reasonable times (i) to inspect such books and records of WFSRC2 as may relate to the Notes, the Certificates and the obligations of WFSRC2 under this Agreement and the other Transaction Agreements to which WFSRC2 is a party; and (ii) to discuss the affairs, finances and accounts of WFSRC2 with any of its respective officers, directors and representatives, including its Independent Accountants.

                  (e) Maintain Licenses. WFSRC2 shall maintain all licenses, permits, charters and registrations that are material to the performance by WFSRC2 of its obligations under the Transaction Agreements to which it is a party or by which WFSRC2 is bound.

                  (f) Financing Statements and Further Assurances. WFSRC2 will file all necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the Lien and security interest in and all rights of Financial Security with respect to the Collateral, subject to the Sale and Servicing Agreement, and WFSRC2 shall, upon the request of Financial Security, from time to time, execute and deliver and, if necessary, file such further instruments and take such further action as may be reasonably necessary to effectuate the provisions of this Agreement or to protect the security interest of Financial Security, subject to the Sale and Servicing Agreement, in the Collateral.

                  (g) Maintain Existence; Merger. WFSRC2 shall keep in full effect its existence, rights and franchises under the laws of the State of Nevada, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Contract Documents and the Transaction Agreements to which WFSRC2 is a party. WFSRC2 shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the Person formed by such consolidation or into which WFSRC2 has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of WFSRC2 as an entirety, can lawfully perform the obligations of WFSRC2 hereunder and executes and delivers to the Owner Trustee an agreement, in form and substance reasonably satisfactory to the Owner Trustee and Financial Security, which contains an assumption by such Person of the due and punctual performance and satisfaction of each covenant and condition to be performed or satisfied by WFSRC2 under this Agreement.

                  (h) Maintenance of Separate Corporate Existence. WFSRC2 shall at all times hold itself out to the public, including WFS, Westcorp and the Bank, under WFSRC2's own name and as a separate and distinct entity from WFS, Westcorp and the Bank. At all times at least one director and one executive officer of WFSRC2 (or one individual serving in both capacities) shall be a Person who is not a director, officer or employee of any Person owning beneficially more than 10% of the outstanding common stock of WFSRC2. WFSRC2 shall maintain separate corporate records and books of account from those of WFS, Westcorp and the Bank, shall not commingle its assets with any other Person (except to the limited extent (if any) permitted by the approval of Financial Security) and shall authorize its corporate actions in accordance with applicable law. WFSRC2 shall not engage in business transactions with any of its Affiliates on terms and conditions less favorable to WFSRC2 than those available to WFSRC2 for comparable transactions from Persons who are not Affiliates of WFSRC2. WFSRC2 shall maintain its chief executive office, principal place of business and the office where it keeps its records in the State of Nevada and separate and apart from any office of the Master Servicer. WFSRC2 shall obtain proper authorization from its board of directors of all corporate actions requiring such authorization. Meetings of the board of directors will be held at least two times per annum and copies of the minutes of each such board meeting shall be delivered to Financial Security within two weeks of the approval of such minutes by the board of directors but no later than 120 days after the occurrence of the board meeting relating to such minutes. WFSRC2 shall obtain proper authorization from its shareholders for all actions requiring shareholder approval. Meetings of the shareholders of WFSRC2 shall be held not less frequently than one time per annum and copies of each such authorization and the minutes of each such shareholder meeting shall be delivered to Financial Security within two weeks of such authorization or meeting, as the case may be. The annual financial statements of WFSRC2 shall disclose the effects of WFSRC2's transactions in accordance with generally accepted accounting principals and shall disclose that the assets of WFSRC2 are not available to pay creditors of WFS, Westcorp and any Affiliate thereof.

                  (i)      [Reserved.]

                  (j) Compliance with Article 76 of New York Insurance Law. WFSRC2 shall ensure that the Prospectus, and any supplements or amendments thereto, and every preliminary prospectus delivered with respect to the Notes, clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

                  (k) Incorporation of Covenants. WFSRC2 agrees to comply with each of the covenants of WFSRC2 set forth in the Transaction Agreements and hereby incorporates such covenants by reference as if each were set forth herein.

                  (l) Certificates. Except as may be agreed to by Financial Security, in its sole discretion, WFSRC2 shall purchase from the Trust and thereafter retain beneficial and record ownership of the WFSRC2 Certificate.

                  (m) Notification of Failure to Perform or Observe Certain Covenants or Agreements. WFSRC2 shall promptly deliver to WFS a copy of any written notice delivered to WFSRC2 pursuant to Section 5.01(d) hereof concerning any failure to perform or observe any covenant or agreement contained in any of the Transaction Agreements by WFS.

                  Section 2.07. Negative Covenants of WFSRC2. WFSRC2 agrees and covenants with Financial Security that at all times during the term of this
Agreement:

                  (a) Amendments to Organizational Documents. WFSRC2 shall not amend, supplement or otherwise modify, or cause to permit any amendment, supplement or other modification of, Articles 2 or 5 of its charter (or any other Articles of its charter that relate to the matters addressed by such
Article 2 or 5) or its bylaws without the prior written consent of Financial Security.

                  (b) No Liens. Except as contemplated in connection with the transaction to which this Agreement relates, without the prior written consent of Financial Security, WFSRC2 shall not create, incur, assume or suffer to exist any mortgage, deed of trust, security interest, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, without limitation, any conditional sale or other title retention agreement or finance lease) of any nature upon or with respect to any of its properties or assets, now owned or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction any financing statement that names WFSRC2 as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement.

                  (c) Creation of Indebtedness. Except as contemplated in connection with the transaction to which this Agreement relates, without the prior written consent of Financial Security, WFSRC2 shall not create, incur, assume or suffer to exist any indebtedness other than indebtedness guaranteed or approved in writing by Financial Security.

                  (d) Guarantees, Etc. Without the prior written consent of Financial Security, WFSRC2 shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

                  (e) Subsidiaries. Without the prior written consent of Financial Security, WFSRC2 shall not form, or cause to be formed, any subsidiaries.

                  (f) Insolvency. WFSRC2 shall not commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors. WFSRC2 shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth above. WFSRC2 shall not be unable to, or admit in writing its inability to, pay its debts.

                  (g) Impairment of Rights. WFSRC2 shall not take any action or fail to take any action that will interfere with the enforcement of any rights under this Agreement or the other Transaction Agreements.

                  (h) Insolvency of Trust. WFSRC2 shall not, for any reason, institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debt generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action.

                  Section 2.08. Representations and Warranties of WFS. WFS represents and warrants to Financial Security as follows:

                  (a) Due Organization. WFS is a corporation duly organized and validly existing and in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority, and legal right to acquire and own the Contracts and is duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification.

                  (b) Corporate Power and Authority. WFS has the power and authority to execute and deliver this Agreement and each other Transaction Agreement to which WFS is a party and to carry out the terms of each such agreement, and has full power and authority to sell and assign the property to be sold and assigned to WFSRC2 for inclusion in the Trust and the Spread Account and has duly authorized such sale and assignment to WFSRC2 by all necessary corporate action; and the execution, delivery, and performance of this Agreement and each other Transaction Agreement to which WFS is a party has been duly authorized by WFS by all necessary corporate action.

                  (c) Valid and Binding Obligations. The WFS Assignments constitute a valid sale, transfer, and assignment of the Contracts to WFSRC2, enforceable against creditors of and purchasers from WFS, and each of the Transaction Agreements to which WFS is a party constitutes a legal, valid, and binding obligation of WFS, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. The Certificates, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement and will evidence the entire beneficial ownership in the Trust. The Notes when executed, authenticated and delivered in accordance with the Indenture, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their terms.

                  (d) Noncontravention. The consummation of the transactions contemplated by this Agreement and by each other Transaction Agreement to which WFS is a party and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute a default (nor an event which, with the giving of notice or passage of time, or both, would constitute a default) under, the articles of organization or by-laws of WFS, or any indenture, agreement, or other instrument to which WFS is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instruments; nor violate any law or any order, rule, or regulation applicable to WFS of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over WFS or its properties.

                  (e) No Consents. No consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by WFS of this Agreement or of any other Transaction Agreement to which

WFS is a party, except (in each case) such as have been obtained and are in full force and effect.

                  (f) Pending Litigation or Other Proceeding. To WFS's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over WFS or its properties: (A) asserting the invalidity of this Agreement or any other Transaction Agreement to which WFS is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Agreements to which WFS is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by WFS of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Agreement to which WFS is a party, or (D) involving WFS and which might adversely affect the federal income tax attributes of the Notes or the Certificates.

                  (g) Affirmation and Incorporation of Certain Representations and Warranties. WFS represents and warrants to Financial Security that the representations and warranties of WFSRC2 set forth in Section
2.05 hereof, in the Underwriting Agreement, in Section 3.01(b) of the Sale and Servicing Agreement and in Section 2.09 of the Trust Agreement are (in each case) true and correct as if set forth herein and that the representations and warranties of WFS set forth in the Underwriting Agreement and by WFS as Master Servicer set forth in Section 4.06 of the Sale and Servicing Agreement are (in each case) true and correct as if set forth herein.

                  (h) Valid Transfer of Contracts. The WFS Assignments constitute a valid sale, transfer and assignment of the Contracts to WFSRC2, enforceable against creditors of and purchasers from WFS, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                  (i) Financial Information. The audited consolidated financial statements of WFS for the fiscal year ended December 31, 2002 and the unaudited consolidated financial statements of WFS for the fiscal quarter ended June 30, 2003, copies of which have been furnished to Financial Security, as of the dates and for the periods referred to therein (i) are true, complete and correct in all material respects, (ii) fairly present the consolidated financial condition of WFS and the consolidated results of operations and changes in cash flows of WFS and its consolidated subsidiaries, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied (subject, in the case of the quarterly financial statements, to normal year-end adjustments), and such financial statements indicate that WFS is solvent and will not be rendered insolvent by the execution, delivery and performance of the Transaction Agreements. Since June 30, 2003, there has been no material adverse change in the business, financial condition or operations of WFS.

                  Section 2.09. [Reserved].

                  Section 2.10. [Reserved].

                  Section 2.11. Affirmative Covenants of WFS. WFS covenants and agrees with Financial Security that, at all times during the term of this
Agreement:

                  (a) Compliance With Agreements. WFS will comply with all terms and conditions of this Agreement and each other Transaction Agreement to which it is a party. WFS will not cause or permit to become effective any amendment to or modification of the Transaction Agreements to which it is a party unless Financial Security shall have previously approved in writing the form of such amendment or modification.

                  (b) Financial Statements, Accountants' Reports, Other Information.

                           (i) WFS shall keep proper books and records, in which full and correct entries shall be made of financial transactions and the assets and business of WFS in accordance with generally accepted accounting principles consistently applied. WFS shall deliver to Financial Security, simultaneously with the delivery of such documents to the relevant federal or state department or agency copies of all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports on Form 8-K required to be filed by WFS with the Commission. WFS shall also furnish to Financial Security, simultaneously with the delivery of such documents to the Indenture Trustee, the Noteholders or the Certificateholders, as the case may be, copies of all reports, certificates, statements or notices furnished to the Indenture Trustee, the Noteholders or the Certificateholders, as the case may be, pursuant to the Transaction Agreements, including:

                           (1) Annual Financial Statements. The audited balance sheets of WFS as of the end of such fiscal year and the audited statements of income, shareholders' equity and cash flows of WFS for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of independent accountants (which shall be a nationally recognized firm or otherwise acceptable to Financial Security) for WFS and by the certificate specified in Section 2.11(c) hereof.

                           (2)      Quarterly Financial Statements. The
         unaudited balance sheets of WFS as of the end of each such quarter and the unaudited statements of income and cash flows of WFS for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments), and accompanied by the certificate specified in Section 2.11(c) hereof if such certificate is required to be provided pursuant to such Section.

                           (ii) Accountants' Reports. If a Special Event has occurred, the balance sheets of WFS as of the end of WFS's most recent fiscal year (and the most recent fiscal half) and the statements of income, shareholders' equity and cash flows of WFS for such fiscal year (and for such half), all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and, in the case of financial statements as of the end of a fiscal year, audited and accompanied by the certificate of independent accountants (which shall be a nationally recognized firm or otherwise acceptable to Financial Security) for WFS.

                           (iii) Other Information. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by WFS pursuant to the terms of the Transaction Agreements and, promptly upon request, such other data as Financial Security may reasonably request; provided, however, that WFS shall not be required to deliver any such items if provision by some other party to Financial Security is required under the Transaction Agreements unless such other party wrongfully fails to deliver such item. WFS shall, upon the request of Financial Security, permit Financial Security or its authorized agents to inspect its books and records as they may relate to the Notes, the Certificates, the obligations of WFS under the Transaction Agreements or the Transaction. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of WFS. The fees and expenses of Financial Security or any such authorized agents shall be for the account of WFS. The books and records of WFS will be maintained at the address for it designated herein for receipt of notices, unless it shall otherwise advise the parties hereto in writing.

                           (iv) Executed Originals. WFS shall provide, or cause to be provided, to Financial Security an executed original copy of each document executed in connection with the Transaction within 60 days after the date of closing (without duplication of documents provided to Financial Security by an Affiliate of WFS).

                           (v) Delivery by digital/electronic means. The delivery by WFS to Financial Security of (i) Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports on Form 8-K pursuant to Section 2.11(b)(i) hereof and (ii) annual financial statements and quarterly financial statements pursuant to Sections 2.11(b)(i)(1) and (2), respectively, may be made via digital/electronic means as set forth in Section 8.19 hereof.

                  (c) Certificate of Compliance. WFS shall deliver to Financial Security, concurrently with the delivery of the financial statements required pursuant to paragraph (b) above, a certificate signed by an Authorized Officer of WFS stating that:

                           (i) a review of WFS's performance under this Agreement and the other Transaction Agreements to which WFS is a party during such period has been made under such officer's supervision; and

                           (ii) to the best of such officer's knowledge, based upon such review, WFS has fulfilled all its obligations under this Agreement and the other Transaction Agreements to which WFS is a party during such period, or, if there has been a default of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (d) Access to Records; Discussions With Officers and Accountants. WFS shall, upon the reasonable request of Financial Security, permit Financial Security's Authorized Agent at reasonable times (i) to inspect such books and records of WFS as may relate to the Notes, the Certificates and the obligations of WFS under this Agreement and the other Transaction Agreements to which WFS is a party; and (ii) to discuss the affairs, finances and accounts of WFS with any of its respective officers, directors and representatives, including its Independent Accountants.

                  (e) Maintain Licenses. WFS shall maintain all licenses, permits, charters and registrations that are material to the performance by WFS of its obligations under the Transaction Agreements to which it is a party or by which WFS is bound.

                  (f) Maintain Existence; Merger. WFS shall keep in full effect its existence, rights and franchises under the laws of the State of California, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Contract Documents and the Transaction Agreements to which WFS is a party. WFS shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the Person formed by such consolidation or into which WFS has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of WFS as an entirety, can lawfully perform the obligations of WFS hereunder and executes and delivers to the Owner Trustee an agreement, in form and substance reasonably satisfactory to the Owner Trustee and Financial Security, which contains an assumption by such Person of the due and punctual performance and satisfaction of each covenant and condition to be performed or satisfied by WFS under this Agreement.

                  (g) Subservicing. WFS, as Master Servicer, shall not appoint, pursuant to Section 4.01 of the Sale and Servicing Agreement, any Subservicer that has not been approved in advance by Financial Security. WFS as Master Servicer shall not cause or permit to become effective any Subservicing Agreement that is in a form that varies substantially from the form thereof set forth as Exhibit E to the Sale and Servicing Agreement unless the form of such varying agreement shall have been approved in writing by Financial Security.

                  (h) No Petition Agreement. WFS covenants and agrees that, for a period of one year plus one day after payment in full of all amounts payable in respect of the Notes and the Certificates, it will not institute against, or join any other Person in instituting against WFSRC2 any bankruptcy, reorganization, arrangement, conservatorship, receivership, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, receivership or similar law, in connection with any amounts due WFS (or any Affiliate or parent thereof) under any Transaction Agreement or otherwise without the prior written consent of Financial Security. The provisions of this paragraph shall survive termination of this Agreement.

                  (i) For so long as WFS has any securitization transactions (including warehouse facilities) outstanding as to which Financial Security has provided credit enhancements, WFS shall disclose, in (a) any financial statement provided to a creditor of WFS and (ii) all financial statements included as part of its Form 10-Qs and Form 10-Ks subsequently filed by WFS with the Commission, that automobile contracts sold by WFS to its special purpose entity subsidiaries in connection with securitization transactions are treated as having been sold for bankruptcy remoteness purposes, thereby isolating those assets in its special purpose entity subsidiaries and the assets of such special purpose entity subsidiaries are not available to satisfy the obligations of WFS to its creditors.

                  Section 2.12. Representations and Warranties of Westcorp. Westcorp represents and warrants to Financial Security as follows:

                  (a) Due Organization. Westcorp is a corporation duly organized and validly existing and in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business and is duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification.

                  (b) Corporate Power and Authority. Westcorp has the power and authority to execute and deliver this Agreement and each other Transaction Agreement to which Westcorp is a party and to carry out the terms of each such agreement, and the execution, delivery, and performance of this Agreement and each other Transaction Agreement to which Westcorp is a party has been duly authorized by Westcorp by all necessary corporate action.

                  (c) Valid and Binding Obligations. Each of the Transaction Agreements to which Westcorp is a party constitutes a legal, valid, and binding obligation of Westcorp, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                  (d) Noncontravention. The consummation of the transactions contemplated by this Agreement and by each other Transaction Agreement to which Westcorp is a party and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute a default

(nor an event which, with the giving of notice or passage of time, or both, would constitute a default) under, the articles of organization or by laws of Westcorp, or any indenture, agreement, or other instrument to which Westcorp is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instruments; nor violate any law or any order, rule, or regulation applicable to Westcorp of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Westcorp or its properties.

                  (e) No Consents. No consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency, nor any consent, approval, waiver or notification of any creditor, lessor or other non governmental person, is required in connection with the execution, delivery and performance by Westcorp of this Agreement or of any other Transaction Agreement to which Westcorp is a party, except (in each case) such as have been obtained and are in full force and effect.

                  (f) Pending Litigation or Other Proceeding. To Westcorp's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Westcorp or its properties: (A) asserting the invalidity of this Agreement or any other Transaction Agreement to which Westcorp is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Agreements to which Westcorp is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by Westcorp of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Agreement to which Westcorp is a party, or (D) involving Westcorp and which might adversely affect the federal income tax attributes of the Notes or the Certificates.

                  (g) Affirmation and Incorporation of Certain Representations and Warranties. Westcorp represents and warrants to Financial Security that the representations and warranties of WFSRC2 set forth in: (i)
Section 2.05 hereof, (ii) in the Underwriting Agreement, (iii) in Section 3.01 of the Sale and Servicing Agreement and (iv) Section 2.09 of the Trust Agreement are (in each case) true and correct as if set forth herein.

                  Section 2.13. Affirmative Covenants of Westcorp.. Westcorp covenants and agrees with Financial Security that, at all times during the term of this Agreement:

                  (a) Compliance With Agreements. Westcorp will comply with all terms and conditions of this Agreement and each other Transaction Agreement to which it is a party. Westcorp will not cause or permit to become effective any amendment to or modification of the Transaction Agreements to which it is a party unless Financial Security shall have previously approved in writing the form of such amendment or modification.

                  (b) Financial Statements, Accountants' Reports, Other Information.

                           (i) Westcorp shall keep proper books and records, in which full and correct entries shall be made of financial transactions and the assets and business of Westcorp in accordance with generally accepted accounting principles consistently applied. Westcorp shall deliver to Financial Security, simultaneously with the delivery of such documents to the relevant federal or state department or agency copies of all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports on Form 8-K required to be filed by Westcorp with the Commission. Westcorp shall also furnish to Financial Security, simultaneously with the delivery of such documents to the Indenture Trustee, the Noteholders or the Certificateholders, as the case may be, copies of all reports, certificates, statements or notices furnished to the Indenture Trustee, the Noteholders or the Certificateholders, as the case may be, pursuant to the Transaction Agreements, including:

                                    (1)      Annual Financial Statements. The
         audited balance sheets of Westcorp as of the end of such fiscal year and the audited statements of income, shareholders' equity and cash flows of Westcorp for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of independent accountants (which shall be a nationally recognized firm or otherwise acceptable to Financial Security) for Westcorp and by the certificate specified in
         Section 2.12(c) hereof.

                                    (2)      Quarterly Financial Statements. The
         unaudited balance sheets of Westcorp as of the end of each such quarter and the unaudited statements of income and cash flows of Westcorp for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments), and accompanied by the certificate specified in Section 2.12(c) hereof if such certificate is required to be provided pursuant to such Section.

                           (ii) Accountants' Reports. If a Special Event has occurred, upon the request of Financial Security, the balance sheets of Westcorp as of the end of Westcorp's most recent fiscal year (and the most recent fiscal half) and the statements of income, shareholders' equity and cash flows of Westcorp for such fiscal year (and for such half), all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and, in the case of financial statements as of the end of a fiscal year, audited and accompanied by the certificate of independent accountants (which shall be a nationally recognized firm or otherwise acceptable to Financial Security) for Westcorp.

                           (iii) Other Information. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by Westcorp pursuant to the terms of the Transaction Agreements and, promptly upon request, such other data as Financial Security may reasonably request; provided, however, that Westcorp shall not be required to deliver any such items if provision by some other party to Financial Security is required under the Transaction Agreements unless such other party wrongfully fails to deliver such item. Westcorp shall, upon the request of Financial Security, permit Financial Security or its authorized agents to inspect its books and records as they may relate to the Notes, the Certificates, the obligations of Westcorp under the Transaction Agreements or the Transaction. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of Westcorp. The fees and expenses of Financial Security or any such authorized agents shall be for the account of Westcorp. The books and records of Westcorp will be maintained at the address for it designated herein for receipt of notices, unless it shall otherwise advise the parties hereto in writing.

                           (iv) Westcorp shall provide, or cause to be provided, to Financial Security an executed original copy of each document executed in connection with the Transaction within 60 days after the date of closing (without duplication of documents provided to Financial Security by an Affiliate of Westcorp).

                           (v) Delivery by digital/electronic means. The delivery by WFSRC2 to Financial Security of (i) Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports on Form 8-K pursuant to Section 2.13(b)(i) hereof and (ii) annual financial statements and quarterly financial statements pursuant to Sections 2.13(i)(1) and (2), respectively, may be made via digital/electronic means as set forth in Section 8.19 hereof.

                  (c) Certificate of Compliance. Westcorp shall deliver to Financial Security, concurrently with the delivery of the financial statements required pursuant to paragraph (b) above, a certificate signed by an Authorized Officer of Westcorp stating that:

                           (i) a review of Westcorp's performance under this Agreement and the other Transaction Agreements to which Westcorp is a party during such period has been made under such officer's supervision; and

                           (ii) to the best of such officer's knowledge, based upon such review, Westcorp has fulfilled all its obligations under this Agreement and the other Transaction Agreements to which Westcorp is a party during such period, or, if there has been a default of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (d) Access to Records; Discussions With Officers and Accountants. Westcorp shall, upon the reasonable request of Financial Security, permit Financial

Security's Authorized Agent at reasonable times (i) to inspect such books and records of Westcorp as may relate to the Notes, the Certificates and the obligations of Westcorp under this Agreement and the other Transaction Agreements to which Westcorp is a party; and (ii) to discuss the affairs, finances and accounts of Westcorp with any of its respective officers, directors and representatives, including its Independent Accountants.

                  (e) Maintain Licenses. Westcorp shall maintain all licenses, permits, charters and registrations that are material to the performance by Westcorp of its obligations under the Transaction Agreements to which it is a party or by which Westcorp is bound.

                  (f) Maintain Existence; Merger. Westcorp shall keep in full effect its existence, rights and franchises under the laws of the State of California, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Contract Documents and the Transaction Agreements to which Westcorp is a party. Westcorp shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the Person formed by such consolidation or into which Westcorp has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of Westcorp as an entirety, can lawfully perform the obligations of Westcorp hereunder and executes and delivers to the Owner Trustee an agreement, in form and substance reasonably satisfactory to the Owner Trustee and Financial Security, which contains an assumption by such Person of the due and punctual performance and satisfaction of each covenant and condition to be performed or satisfied by Westcorp under this Agreement.

                  (g) No Petition Agreement. Westcorp covenants and agrees that, for a period of one year plus one day after payment in full of all amounts payable in respect of the Notes and the Certificates, it will not institute against, or join any other Person in instituting against WFSRC2 any bankruptcy, reorganization, arrangement, conservatorship, receivership, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, receivership or similar law, in connection with any amounts due Westcorp (or any Affiliate or parent thereof) under any Transaction Agreement or otherwise without the prior written consent of Financial Security. The provisions of this paragraph shall survive termination of this Agreement.

                  (h) For so long as Westcorp has any securitization transactions (including warehouse facilities) outstanding as to which Financial Security has provided credit enhancements, Westcorp shall disclose, in (a) any financial statement provided to a creditor of Westcorp and (ii) all financial statements included as part of its Form 10-Qs and Form 10-Ks subsequently filed by Westcorp with the Commission, that automobile contracts sold by Westcorp to its special purpose entity subsidiaries in connection with securitization transactions are treated as having been sold for bankruptcy remoteness purposes, thereby isolating those assets in its special purpose entity subsidiaries and the assets of such special purpose entity subsidiaries are not available to satisfy the obligations of Westcorp to its creditors..

                                  ARTICLE III

                          THE POLICIES; INDEMNIFICATION

                  Section 3.01. Agreement to Issue Policy. Financial Security agrees to issue the Policy subject to the satisfaction of the conditions hereinafter set forth.

                  Section 3.02. Conditions Precedent to Issuance of Policy.

                  (a) The obligation of Financial Security to issue the Policy is subject to the following having occurred or being true (as the case may be): (i) WFS shall have assigned, conveyed and transferred, or caused to be assigned, conveyed and transferred, the Collateral to WFSRC2, (ii) WFSRC2 shall have created a valid security interest in the Collateral in favor of the Collateral Agent, (iii) WFSRC2 shall have assigned, conveyed, pledged and transferred the Collateral to the Trust, (iv) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the best knowledge of WFSRC2, threatened by the Commission and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Commission, (v) the Premium shall have been paid in accordance with Section 3.03 hereof, (vi) the representations and warranties of the Trust and each Western Entity set forth or incorporated by reference in this Agreement shall be true and correct on and as of the Closing Date, and
(vii) each Transaction Agreement shall be in full force and effect as of the Closing Date and no default (or event which, with the giving of notice or passage of time, or both, would become a default) thereunder shall have occurred and be continuing.

                  (b) The obligation of Financial Security to issue the Policy is further subject to the condition precedent that Financial Security shall have received on the Closing Date, or, in its sole and absolute discretion, received the opportunity to review prior to and on the Closing Date, the following, each dated the Closing Date and in full force and effect on such date, except as otherwise provided herein, in form and substance satisfactory to Financial Security and its counsel:

                           (i) a certificate of an Authorized Officer of each Western Entity stating that nothing has come to the attention of such Western Entity to indicate that the Registration Statement, the Prospectus or the Prospectus Supplement, on the date the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus on any date on which it was furnished to the Underwriters for use in connection with the offering of the Notes contained, or on the Closing Date contains, any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading;

                           (ii) copies, certified to be true copies by the Secretary or an Assistant Secretary of each Western Entity, of (i) the resolutions of the Board of Directors of such Western Entity authorizing the execution, delivery and performance of this Agreement and each other Transaction Agreement to which such Western Entity is a party and all other transactions and documents contemplated hereby and thereby, and of all other documents evidencing any other necessary action of such Western Entity (which certification shall state that such resolutions have not been modified, are in full force and effect and constitute the only resolutions adopted by such Western Entity's Board of Directors or any committee thereof with respect thereto), (ii) the articles of association, as amended, of such Western Entity and
         (iii) the by-laws, as amended, of such Western Entity;

                           (iii) copies, certified to be true copies by an Authorized Officer of the Owner Trustee, of (i) the resolutions of the board of directors of the Owner Trustee authorizing the execution, delivery and performance by the Owner Trustee of this Agreement and each other Transaction Agreement to which the Owner Trustee is a party and all transactions and documents contemplated hereby and thereby, and of all other documents evidencing any other necessary action of the Owner Trustee (which certification shall state that such resolutions have not been modified, are in full force and effect and constitute the only resolutions adopted by the Owner Trustee's board of directors or any committee thereof with respect thereto and (ii) the Certificate of Trust, certified by the Secretary of State or other appropriate official of the State of Delaware;

                           (iv) a certificate of an Authorized Officer of each Western Entity stating that (i) attached thereto are true and complete copies, if any, of all consents, licenses and approvals necessary for each Western Entity to execute, deliver and perform this Agreement, the other Transaction Agreements to which such Western Entity is a party and all other documents and instruments on the part of such Western Entity to be delivered pursuant hereto or thereto, and
         (ii) all such consents, licenses and approvals are in full force and effect, such Western Entity has not received any notice of any proceeding for the revocation of any such license, charter, permit or approval, and, to such Western Entity's knowledge, there is no threatened action or proceeding or any basis therefore;

                           (v) a certificate of an Authorized Officer of the Owner Trustee stating that (i) attached thereto are true and complete copies, if any, of all consents, licenses and approvals necessary for the Owner Trustee to execute, deliver and perform this Agreement, the other Transaction Agreements to which the Owner Trustee is a party and all other documents and instruments on the part of the Owner Trustee to be delivered pursuant hereto or thereto have been obtained, and (ii) all such consents, licenses and approvals are in full force and effect, the Owner Trustee has not received any notice of any proceeding for the revocation of any such license, charter, permit or approval, and, to the Owner Trustee's knowledge, there is no threatened action or proceeding or any basis therefor;

                           (vi) a certificate of the Secretary or an Assistant Secretary of such Western Entity certifying (i) the names and true signatures of the officers of such Western Entity executing and delivering this Agreement, the other Transaction Agreements to which such Western Entity is a party and the other documents to be executed and delivered by such Western Entity hereunder and thereunder, (ii) that approval by such Western Entity's stockholders of the execution and delivery of this Agreement, the other Transaction Agreements and all other such documents to be executed and delivered, by such Western Entity hereunder, has been obtained or is not required, and (iii) that no resolution for the dissolution of such Western Entity has been adopted or contemplated and that no such proceedings have been commenced or are contemplated;

                           (vii) a certificate of an Authorized Officer of the Owner Trustee certifying (i) the names and the true signatures of the officers of the Owner Trustee executing and delivering this Agreement, the other Transaction Agreements to which the Owner Trustee is a party and the other documents to be executed and delivered by the Owner Trustee hereunder and thereunder, (ii) that approval by the Owner Trustee's equity holders of the execution and delivery of this Agreement, the other Transaction Agreements and all other such documents to be executed and delivered, by the Owner Trustee hereunder, has been obtained or its not required, and (iii) that no action for the dissolution of the Owner Trustee has been adopted or contemplated and that no such proceedings have commenced or contemplated;

                           (viii) a certificate of an Authorized Officer of each Western Entity to the effect that (x) the representations and warranties of such Western Entity set forth or incorporated by reference in this Agreement are true and correct on and as of the Closing Date and (y) confirming that the conditions precedent set forth herein with respect to such Western Entity are satisfied;

                           (ix) a certificate of an Authorized Officer of the Trust to the effect that (x) the representations and warranties of the Trust set forth or incorporated by reference in this Agreement are true and correct on and as of the Closing Date and (y) confirming that the conditions precedent set forth herein with respect to the Trust are satisfied;

                           (x) a favorable opinion of Mitchell Silberberg & Knupp, LLP, counsel to the Seller, WFS and the Bank, as to certain corporate, securities law and other matters, and such counsel shall have been instructed by its client to deliver such opinion to the addressees thereof, in form and substance satisfactory to counsel to Financial Security;

                           (xi) a favorable opinion of Mitchell Silberberg & Knupp, LLP, counsel to the Seller, WFS and the Bank, as to certain bankruptcy and insolvency matters, and such counsel shall have been instructed by its client to deliver such opinion to the addressees thereof, in form and substance satisfactory to Financial Security;

                           (xii) a favorable opinion of Mitchell Silberberg & Knupp, LLP, special tax counsel to the Seller, WFS and the Bank, as to certain tax matters (which may be included in the opinion referred to in clause (x) above), and such counsel shall have been instructed by its client to deliver such opinion to the addressees thereof, in form and substance satisfactory to counsel to Financial Security;

                           (xiii) a favorable opinion of Richards, Layton & Finger, P.A., counsel to the Trust and the Owner Trustee, and such counsel shall have been instructed by its client to deliver such opinion to the addressees thereof, substantially in the form of Exhibit G hereto;

                           (xiv) a certificate from the Collateral Agent and the Indenture Trustee, substantially in the form of Exhibit E hereto;

                           (xv) a favorable opinion of White & Case LLP, counsel to the Collateral Agent, the Proceeds Agent and the Indenture Trustee, and such counsel shall have been instructed by its client to deliver such opinion to the addressees thereof, substantially in the form of Exhibit F hereto;

                           (xvi) evidence that amounts due and payable to Financial Security under Section 3.03 of this Agreement have been paid or that acceptable provisions therefor have been made;

                           (xvii) a fully executed copy of each of the Transaction Agreements;

                           (xviii) evidence that all actions necessary or, in the opinion of Financial Security, desirable to perfect and protect the interests transferred by the Sale and Servicing Agreement and the liens and security interests created by this Agreement, including, without limitation, the filing of any financing statements required by Financial Security or its counsel, have been taken or promptly shall be taken;

                           (xix) a certificate or opinion of Independent Accountants addressed to Financial Security to the effect set forth in Exhibit H hereto;

                           (xx) a certificate of the Master Servicer, signed by an Authorized Officer, identifying those Contracts as to which the Title Documents are not in the possession of WFSRC2 and certifying that such Title Documents showing WFS or the Bank as first lienholder have been applied for and as to which Section 3.09 of the Sale and Servicing Agreement applies;

                           (xxi)    evidence that the Seller shall have
         deposited, or caused to have been deposited, in the Collection Account, the deposits required under the eighth paragraph of Section 4.01 of the Sale and Servicing Agreement, the deposits required in the Spread Account and any other deposits required to be made on the Closing Date under the Transaction Agreements to which the Seller is a party; and

                           (xxii) such other documents, instruments, approvals (and, if requested by Financial Security, certified duplicates of executed copies thereof) or opinions as Financial Security may reasonably request.

                  Section 3.03. Premium. In consideration of the issuance by Financial Security of the Policy, the Seller shall pay to Financial Security the initial installment of the Premium at the time of delivery of the Policy and further installments of the Premium, all in accordance with the terms of the letter agreement between the Seller and Financial Security referred to in the definition of "Premium" set forth herein. Failure by the Seller to pay any such further installments of the Premium shall not cause the Policy to be cancelled and shall not in any way relieve Financial Security of its obligations to make any payments under the Policy. Anything herein to the contrary notwithstanding, it is hereby agreed between the parties hereto that the full amount of the Premium shall have been earned by Financial Security upon its issuance of the Policy on the Closing Date and upon the occurrence of a Servicer Default under
Section 8.01 of the Sale and Servicing Agreement (including without limitation, the failure of the Seller to pay any installment of the Premium as and when due), the entire outstanding balance of further installments of the Premium shall be immediately due and payable. The Premium shall be nonrefundable without regard to whether Financial Security makes any payment under the Policy, any prepayment or early retirement of the Notes or the Certificates occur or any other circumstances occur relating to the Notes or the Certificates.

                  Section 3.04. Reimbursement Obligation.

                  (a) Each of the Trust and WFSRC2 agrees absolutely and unconditionally to pay to Financial Security, in the manner provided in Section 3.04(b), as follows:

                           (i) a sum equal to the total of all amounts paid by Financial Security under the Policy;

                           (ii) any accrued but unpaid installments of the Premium and any and all reasonable charges, fees, costs and expenses that Financial Security or any of its Affiliates may pay or incur relating to any payment under the Policy, including, but not limited to, any fees and charges in connection with any accounts established to facilitate payments under the Policy, to the extent Financial Security has not been immediately reimbursed on the date that any amount is paid by Financial Security under the Policy, and the prepayment of any borrowings made or the implementation or cancellation of any financial contracts (including, without limitation, interest rate and currency swaps or hedges) entered into in connection with, or (following an Event of Default hereunder) in anticipation of, funding payments under the Policy;

                           (iii) the amount of any reasonable costs or expenses incurred by Financial Security or any of its Affiliates (including attorneys' and accountants' fees and expenses, and the reasonable fees and expenses charged by Transaction Services Corporation, an affiliate of Financial Security, in connection with the actions described in clauses (A) and (B) herein), (A) in connection with the administration, enforcement, defense or preservation of any rights in respect of this Agreement or any of the other Transaction Agreements, including defending, monitoring or participating in any litigation or proceeding (including the bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Agreements, any party to any of the Transaction Agreements with respect to the Transaction Agreements or the Transaction, or the Transaction, (B) in connection with the foreclosure against, sale or other disposition of the Collateral, or pursuit of any other remedies under any of the Transaction Agreements, to the extent that such costs and expenses are not recovered from such foreclosure, sale or other disposition, (C) in connection with any amendment, waiver or other action with respect to, or related to, any Transaction Agreement whether or not executed or completed, (D) in connection with any review or approval by Financial Security or any of its Affiliates in connection with the delivery of any additional or substitute collateral under any of the Transaction Agreements;

                           (iv) the amount of any payments made by Financial Security or any of its Affiliates on behalf of the Seller other than amounts specified under Section 3.04(a)(i) above, including, without limitation, the fees and expenses of the Collateral Agent, the Indenture Trustee, the Owner Trustee, the Trust and any Independent Accountants, and the amount of any payments made by Financial Security to (i) the Owner Trustee in respect of amounts (if any) owing by the Trust to the Owner Trustee pursuant to, Section 8.02 of the Trust Agreement and (ii) the Indenture Trustee pursuant to Section 6.07 of the Indenture to the extent that such amounts shall not have been paid by the Trust and are paid by Financial Security;

                           (v) any federal, state or local tax (other than taxes payable in respect of the gross income of Financial Security) or other governmental charge imposed in connection with the issuance of the Policy or the business or operations of the Seller including, without limitation, by reason of the Seller being deemed to do business in the State of California;

                           (vi)     Financial Security's or any of its
         Affiliates' cost of providing to the Seller (or to any Person at the request of the Seller) any audited or unaudited financial statements, including, without limitation, the fees and expenses of Financial Security's or any of its Affiliates' Independent Accountants in reviewing such financial statements in connection with such provision and mailing and incremental printing costs;

                           (vii) any amount otherwise required to be paid to or on behalf of Financial Security or any of its Affiliates under this Agreement;

                           (viii) any payments made by Financial Security or any of its Affiliates as, or in lieu of, servicing, management, trustee, custodial or administrative fees payable, in the sole discretion of Financial Security, to third parties in connection with the transaction, to the extent (in each case) that such payment occurs following (i) the occurrence of an Event of Default (or event or circumstance that, with the giving of notice or the passage of time or both, would become an Event of Default) or (ii) the failure of any Person to perform its obligation to pay any such amount at the time and in the manner specified in this Agreement or any other Transaction Agreement; and

                           (ix) interest on any and all such amounts described in this Section 3.04 from the date of payment by Financial Security or any of its Affiliates of such amounts until payment thereof in full and interest on any and all amounts described in Sections 3.03 and 3.09 hereof from the date due until payment thereof in full, in each case, payable at the Late Payment Rate per annum, together with interest on overdue interest, compounded monthly.

                  (b) All amounts to be paid by the Trust or WFSRC2 pursuant to subsection (a) above shall be due and payable without demand, in full without any requirement on the part of Financial Security to seek reimbursement from any other sources of indemnity therefor or to allocate expenses to other transactions benefiting therefrom, and all such amounts shall be payable in the priority and in the manner provided in the Sale and Servicing Agreement; provided, however, that upon the occurrence of any Servicer Default under the Sale and Servicing Agreement, Financial Security shall have the rights provided for herein and therein.

                  Section 3.05. Non-Recourse Obligation. Notwithstanding anything to the contrary contained in this Agreement, the obligations of WFSRC2 under Section 3.04(a) are solely the corporate obligations of WFSRC2, and shall be payable by WFSRC2, solely as provided in this Section 3.05. WFSRC2 shall only be required to pay (a) any fees, expenses, indemnities or other liabilities that it may incur under Section 3.04(a) (i) from funds available pursuant to, and in accordance with, the payment priorities set forth in Section 5.05 of the Sale and Servicing Agreement and (ii) to the extent WFSRC2 has additional funds available (other than funds described in the preceding clause (i)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of WFSRC2 incurred in accordance with WFSRC2's certificate of incorporation and all financing documents to which WFSRC2 is a party and (b) any expenses, indemnities or other liabilities that it may incur under Section 3.04(a) (i) from funds available pursuant to, and in accordance with, the payment priorities set forth in Section 5.05 of the Sale and Servicing Agreement and (ii) only to the extent it receives additional funds designated for such purposes or to the extent it has additional funds available (other than funds described in the preceding clause (i)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of WFSRC2 incurred in accordance with WFSRC2's certificate of incorporation and all financing documents to which WFSRC2 is a party. In addition, no amount owing by WFSRC2 hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a "claim" (as defined in Section 101(5) of the

Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of, or claim against, WFSRC2 arising out of or based upon Section 3.04(a), against any stockholder, employee, officer, agent, director or authorized person of WFSRC2 or Affiliate thereof; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

                  Section 3.06. Indemnification.

                  (a) In addition to any and all rights of indemnification or any other rights of Financial Security pursuant hereto or under law or equity, WFSRC2 agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever (herein collectively referred to as "Liabilities") of any nature arising out of or relating to the transactions contemplated by this Agreement and the other Transaction Agreements by reason of:

                           (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon (A) information set forth in the Prospectus under the caption "Financial Security Assurance Inc." in the Prospectus and "Capitalization of Financial Security Assurance Inc." in the prospectus supplement or in the financial statements of Financial Security, including any information in any amendment or supplement to the Prospectus furnished by Financial Security in writing expressly for use therein that amends or supplements such information (all such information being referred to herein as "Financial Security Information"), or (B) information set forth under the caption "Underwriting" in the Prospectus, including any information in any amendment or supplement to the Prospectus furnished by the Underwriters through the Representative in writing expressly for use therein that amends or supplements such information (all such information being referred to herein as "Underwriter Information");

                           (ii) to the extent not covered by clause (i) above, any act or omission of WFSRC2 or the Trust in connection with the offering, issuance, sale or delivery of the Notes or the Certificates other than by reason of false or misleading Financial Security Information;

                           (iii) the misfeasance or malfeasance of, or theft committed by, any director, officer, employee or agent of WFSRC2 or the Trust;

                           (iv) the violation by WFSRC2 or the Trust of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Notes or the transactions contemplated by this Agreement and the other Transaction Agreements;

                           (v) the violation by WFSRC2 or the Trust of any federal or state laws, rules or regulations relating to the maximum amount of interest permitted to be received on account of the loan of money or with respect to the Contracts;

                           (vi) the negligence or willful misconduct of WFSRC2 or the Trust or any of its directors, officers, employees or agents;

                           (vii) the breach by WFSRC2 or the Trust of its obligations under this Agreement or any of the other Transaction Agreements;

                           (viii) the breach by WFSRC2 or the Trust of any representation or warranty on the part of WFSRC2 or the Trust, respectively, contained in or incorporated by reference in this Agreement or any other Transaction Agreement or in any certificate furnished or delivered to Financial Security hereunder and thereunder, or the occurrence, in respect of WFSRC2 or the Trust, under any of the Transaction Agreements of any event of default or any event which, with the giving of notice or lapse of time or both, would constitute any event of default; and

                           (ix) the use, ownership or operation by WFSRC2 or the Trust, or any affiliate of WFSRC2, of a Financed Vehicle.

                  (b) In addition to any and all rights of indemnification or any other rights of Financial Security pursuant hereto or under law or equity, Westcorp agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever (herein collectively referred to as "Liabilities") of any nature arising out of or relating to the transactions contemplated by this Agreement and the other Transaction Agreements by reason of:

                           (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon (A) information set forth in the Prospectus under the caption "Financial Security Assurance Inc." or in the financial statements of Financial Security, including any information in any amendment or supplement to the Prospectus furnished by Financial Security in writing expressly for use therein that amends or supplements such information (all such information being referred to herein as "Financial Security Information"), or (B) information set forth under the caption "Underwriting" in the Prospectus, including any information in any amendment or supplement to the Prospectus furnished by the Underwriters through the Representative in writing expressly for use therein that amends or supplements such information (all such information being referred to herein as "Underwriter Information");

                           (ii) to the extent not covered by clause (i) above, any act or omission of Westcorp in connection with the offering, issuance, sale or delivery of the Notes or the Certificates other than by reason of false or misleading Financial Security Information;

                           (iii) the misfeasance or malfeasance of, or theft committed by, any director, officer, employee or agent of Westcorp;

                           (iv) the violation by Westcorp or any Affiliate thereof of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Notes or the Certificates or the transactions contemplated by this Agreement and the other Transaction Agreements;

                           (v) the violation by Westcorp or any Affiliate thereof of any federal or state laws, rules or regulations relating to the maximum amount of interest permitted to be received on account of the loan of money or with respect to the Contracts;

                           (vi) the negligence or willful misconduct of Westcorp or any of their respective directors, officers, employees or agents;

                           (vii) the breach by Westcorp of its obligations under this Agreement or any of the other Transaction Agreements;

                           (viii) the breach by Westcorp of any representation or warranty on the part of Westcorp contained in or incorporated by reference in this Agreement or any other Transaction Agreement or in any certificate furnished or delivered to Financial Security hereunder and thereunder;

                           (ix) the use, ownership or operation by Westcorp, or any Affiliate thereof, of a Financed Vehicle; and

                           (x) the violation by WFSRC2 or the Trust of any of the provisions of (a) above caused by or at the direction of WFS or Westcorp, as the case may be.

                  (c) If any action or proceeding (including any governmental investigation) shall be brought or asserted against Financial Security or any person controlling Financial Security (hereinafter collectively referred to as a Financial Security Indemnified Party) in respect of which indemnity may be sought from WFSRC2 pursuant to Section 3.06(a)(i) or (ii) or Westcorp pursuant to Section 3.06(b)(i), (ii) or (x) (such Western Entity or Western Entities, as the case may be, herein referred to as the Indemnifying Western Entity), then Financial Security or such controlling person shall give the Indemnifying Western Entity written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Indemnifying Western Entity shall be entitled to participate in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Financial Security Indemnified Party. The Financial Security Indemnified Party shall have the right to employ its own counsel in any such action in addition to the counsel of the Indemnifying Western Entity, but fees and expenses of such counsel will be at the expense of the Financial Security Indemnified Party unless (1) the employment of counsel by the Financial Security Indemnified Party has been authorized in writing by the Indemnifying Western Entity or (2) the Indemnifying Western Entity has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or (3) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnifying Western Entity on the one hand and the Financial Security Indemnified Party on the other hand, and the Financial Security Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Western Entity (it being understood, however, that the Indemnifying Western Entity shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Financial Security Indemnified Party, which firm shall be designated in writing by the Financial Security Indemnified Party), in each of which cases the fees and expenses of counsel will be at the expense of the Indemnifying Western Entity and all such fees and expenses will be reimbursed promptly as they are incurred. No settlement of any such claim or action shall be entered into without the consent of Financial Security on the one hand and the Indemnifying Western Entity who is subject to such claim or action on the other hand. Any failure by Financial Security to comply with the provisions of this Section shall relieve the Indemnifying Western Entity of liability only if substantially prejudicial to the position of the Indemnifying Western Entity and then only to the extent of such prejudice.

                  (d)      The rights to indemnification provided for in this
Section 3.06 shall survive the termination of this Agreement and shall survive until the statute of limitations has run on any causes of action that arise from these provisions and until all suits filed as a result thereof have been finally concluded.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, the obligations of WFSRC2 under this Section 3.06 are solely the corporate obligations of WFSRC2, and shall be payable by WFSRC2, solely as provided in this Section 3.06. WFSRC2 shall only be required to pay (a) any fees, expenses, indemnities or other liabilities that it may incur under this
Section 3.06 (i) from funds available pursuant to, and in accordance with, the payment priorities set forth in Section 5.05 of the Sale and Servicing Agreement and (ii) to the extent WFSRC2 has additional funds available (other than funds described in the preceding clause (i)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of WFSRC2 incurred in accordance with WFSRC2's certificate of incorporation and all financing documents to which WFSRC2 is a party and (b) any expenses, indemnities or other liabilities that it may incur under this Section 3.06 (i) from funds available pursuant to, and in accordance with, the payment priorities set forth in Section
5.05 of the Sale and Servicing Agreement and (ii) only to the extent it receives additional funds designated for such purposes or to the extent it has additional funds available (other than funds described in the preceding clause (i)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of WFSRC2 incurred in accordance with WFSRC2's certificate of incorporation and all financing documents to which WFSRC2 is a party. The agreement set forth in the preceding sentence shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code. In addition, no amount owing by WFSRC2 hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a "claim" (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of, or claim against, WFSRC2 arising out of or based upon this Section 3.06, against any stockholder, employee, officer, agent, director or authorized person of WFSRC2 or Affiliate thereof; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

                  Section 3.07. Liability Absolute. The obligations of each of WFSRC2, Westcorp, WFS and the Trust hereunder shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of the Policy or all or any provision of this Agreement or of any of the other Transaction Agreements;

                  (b) any amendment or waiver of or any consent to departure from all or any provision of this Agreement or of any other Transaction Agreement;

                  (c) the existence of any claim, setoff, defense, reduction, abatement or other right which either Western Entity may have at any time against Financial Security or any other Person;

                  (d) any statement, instrument of assignment or any other document presented to Financial Security in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) payment by Financial Security under the Policy against presentation of a certificate or other document which does not comply with the terms of the Policy, provided that such payment shall not have been the result of the gross negligence or willful misconduct of Financial Security;

                  (f) any nonapplication or misapplication by the Indenture Trustee, the Owner Trustee, or any paying agent of the proceeds of the demand for payment under the Policy;

                  (g) the failure of WFSRC2, or, indirectly, WFS, to receive the proceeds of the sale of the Notes; or

                  (h) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such circumstance or happening shall not have been the result of the gross negligence or willful misconduct of Financial Security.

                  Section 3.08. Liability of Financial Security. Neither Financial Security nor any of its officers, directors or employees shall be liable or responsible for (a) the unauthorized use which may be made of the Policy by the Indenture Trustee or the Owner Trustee or any unauthorized acts or omissions of the Indenture Trustee or the Owner Trustee in connection with the Policy; or (b) the validity, sufficiency, accuracy or genuineness of documents, or of any endorsement(s) thereto, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (c) any acts or omissions to act of the Indenture Trustee in connection with the Collateral other than such acts or omissions that are at the direction of Financial Security. In furtherance and not in limitation of the foregoing, Financial Security (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation. Each of the Owner Trustee, the Indenture Trustee and each Western Entity acknowledges that it has not relied on any information or materials provided by Financial Security in connection with the issuance of the Notes and the Certificates except for the information furnished in writing by Financial Security for inclusion in the Registration Statement. Each of them also acknowledges that it has not relied on any investigation by Financial Security of the Collateral or of the financial statements or other financial statistical data used in connection with the issuance of the Notes and Certificates.

                  Section 3.09. Payment of Costs, Fees and Expenses.

                  (a) WFSRC2 shall pay on demand any and all charges, fees, costs and expenses which Financial Security may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (A) the enforcement, defense or preservation of any rights in respect of any of this Agreement or

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any other Transaction Agreements, including defending, monitoring or participating in any litigation or proceeding (including any bankruptcy proceeding in respect of any transaction participant or any Affiliate thereof) relating to any of the Transaction Agreements and this Agreement, any party to any of the Transaction Agreements and this Agreement, or the transaction, (B) any amendment, waiver or other action with respect to, or related to, any Transaction Agreements and this Agreement whether or not executed or completed or (C) any review or approval by Financial Security in connection with the delivery of any additional or substitute collateral under any of the Transaction Agreements and this Agreement. In addition, WFSRC2 shall reimburse Financial Security for its expenses, including, without limitation, legal fees and disbursements, incurred in connection with the preparation of this Agreement and the Transaction Agreements and the consummation of the initial transactions contemplated hereby and thereby, it being understood that WFSRC2's obligations to reimburse Financial Security pursuant to this sentence shall be limited in the aggregate to the dollar amount set forth in the letter agreement between the Seller and Financial Security referred to in the definition of "Premium" set forth herein, plus rating agency fees, to the extent paid by Financial Security.

                  (b) Westcorp shall pay on demand any and all charges, fees, costs and expenses not paid by WFSRC2 which Financial Security may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (A) the enforcement, defense or preservation of any rights in respect of this Agreement or any other Transaction Agreements, including defending, monitoring or participating in any litigation or proceeding (including any bankruptcy proceeding in respect of any transaction participant or any Affiliate thereof) relating to this Agreement or any other Transaction Agreements, any party to any of the Transaction Agreements and this Agreement, or the transaction, (B) any amendment, waiver or other action with respect to, or related to, this Agreement or any other Transaction Agreements, whether or not executed or completed or (C) any review or approval by Financial Security in connection with the delivery of any additional or substitute collateral under any of the Transaction Agreements and this Agreement.

                  Section 3.10. Payment Procedure. All payments made pursuant to this Agreement shall be made to Financial Security in lawful currency of the United States of America and in one-day clearing-house funds at Financial Security's Notice Address before 1:00 p.m. (New York City time) on the date when due.

                  Section 3.11. Business Days. In any case where the date of any payment to Financial Security or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment may be made, or such expiration shall occur, on the next succeeding Business Day with the same force and effect as if made on the day of maturity or expiration of such period, except that interest shall continue to accrue for the period after such date to the next Business Day.

                  Section 3.12. Waivers and Consents by Seller, Westcorp and WFS. WFSRC2, WFS, Westcorp and any and all others who are now or may become liable for all or part of the obligations of WFSRC2, Westcorp and WFS under this Agreement (all of the foregoing being referred to collectively in this Section as the "Obligors") agree to be bound by this Agreement and (a) waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against any amounts to be paid hereunder or any extension or renewal hereof; (b) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (c) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of the payment hereof except as required by this Agreement; (d) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (e) agree that the liability of each of the Obligors shall be unconditional and without regard to the liability of any other person or entity for the payment hereof and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Financial Security with respect hereto; (f) consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Financial Security with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (g) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof or thereof, and agree that the addition of any such obligors or security shall not affect the liability of any of the Obligors for the payment hereof.

                  Section 3.13. Purchase of Replacement Swap Agreement. Upon the occurrence of (i) an Event of Default or Termination Event under the Swap Agreement and (ii) the failure of the Swap Counterparty to pay when due any amounts payable by the Swap Counterparty pursuant to the Swap Agreement or otherwise to perform under the Swap Agreement, Financial Security shall have the right, but no obligation, to purchase, in Financial Security's sole and absolute discretion, a replacement swap agreement or agreements (collectively, the "Replacement Swap Agreement") with a replacement swap provider or providers in form and substance satisfactory to Financial Security, and the parties hereto agree that they shall direct the Collateral Agent in writing to cause the Trust to enter into such Replacement Swap Agreement; provided, however, that under the Replacement Swap Agreement (a) the Swap Interest Rate shall not be lower than the Swap Interest Rate under the Swap Agreement and (b) the aggregate Fixed Amount shall not be greater than the Fixed Amount under the Swap Agreement, provided further, however, that in connection with the purchase of each replacement swap agreement that shall collectively constitute the Replacement Swap Agreement, Financial Security shall, prior to such purchase, obtain quotes from at least two potential replacement swap providers (each a "Potential Replacement Swap Provider") and the parties hereto shall direct the Collateral Agent in writing to cause the Trust to enter into such Replacement Swap Agreement with the Potential Replacement Provider that quoted a less expensive purchase price than the other Potential Replacement Swap Provider or, if Financial Security shall obtain quotes from more than two Potential Replacement Swap Providers, the least expensive purchase price of all the Potential Replacement Swap Providers. For the purposes of this Section 3.13 the terms "Event of Default", "Termination Event", "Swap Interest Rate" and "Fixed Amount" shall have the meanings assigned thereto in the Swap Agreement.

                                   ARTICLE IV

                              PLEDGE OF COLLATERAL

                  Section 4.01. Obligations Secured Hereby. The agreements contained in this Article IV are made to provide for and secure repayment of the following indebtedness and liabilities of WFSRC2 (such indebtedness and liabilities being herein called the "Obligations") in the order of priority indicated:

                           First, (i) the repayment of all amounts, if any, advanced or expended by the Collateral Agent, in its capacity as Collateral Agent, for the account of WFSRC2 hereunder, (ii) the payment of all reasonable costs and expenses at any time and from time to time incurred by the Collateral Agent, in its capacity as Collateral Agent, in connection with the administration or enforcement of this Agreement or any related document (including, without limitation, the fees and out-of-pocket expenses of counsel employed by the Collateral Agent in connection therewith) and (iii) the payment of all indemnities at any time and from time to time payable hereunder to the Collateral Agent, by WFSRC2, and

                           Second, (i) the repayment of all amounts advanced or paid by Financial Security under the Policy pursuant to this Agreement and (ii) the payment of any accrued but unpaid installments of the Premium and all costs and expenses at any time and from time to time incurred by Financial Security in connection with the administration or enforcement of this Agreement or any other Transaction Agreement or any related document (including, without limitation, the fees and out-of-pocket expenses of counsel employed by Financial Security in connection therewith) and under or in connection with this Agreement and the Policy.

                  Section 4.02. Granting Clause. In order to secure and to provide for the repayment of the Obligations, WFSRC2 hereby assigns, conveys, transfers, delivers and sets over unto the Collateral Agent, as collateral agent for Financial Security, and hereby grants the Collateral Agent, as collateral agent for Financial Security, a security interest in all of its right, title and interest in the Collateral owned by it, to have and to hold said Collateral unto the Collateral Agent, its successors and assigns, forever in pledge and trust for the benefit and security of Financial Security, subject to the terms and provisions set forth in Article V of this Agreement. The assignment and security interest so granted to the Collateral Agent shall not relieve WFSRC2 from the performance of any term, covenant, condition or agreement on WFSRC2's part to be performed or observed under or in connection with this Agreement or any other Transaction Agreement, or impose any obligation on the Collateral Agent or Financial Security to perform or observe any such term, covenant, condition or agreement on WFSRC2's part to be so performed or observed or impose any liability on the Collateral Agent or Financial Security for any act or omission on the part of WFSRC2 relative thereto or for any breach of any representation or warranty on the part of WFSRC2 contained therein, or made in connection therewith, and WFSRC2 hereby agrees to indemnify and hold harmless the

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

Collateral Agent and Financial Security from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, costs and expenses arising out of or resulting from the assignment and security interest granted hereby by virtue of any act or omission on the part of WFSRC2 (other than an act or omission on the part of such party pursuant to or in accordance with an express direction from the Collateral Agent or Financial Security), including, without limitation, the reasonable costs, expenses and disbursements (including attorneys' fees) incurred by the Collateral Agent or Financial Security in enforcing this Agreement or any other Transaction Agreement. The assignment and security interest granted to the Collateral Agent pursuant to this Section shall become effective prior to the effectiveness of the Seller Assignments, and the assignment by WFSRC2 to the Trust under Section 2.01 of the Sale and Servicing Agreement and the assignment by the Trust to the Indenture Trustee under the Indenture and, upon the effectiveness of such assignments and security interest, such assignment and security interest shall be subject to the provisions of Section 5.01(d) hereof.

                  Section 4.03. Release of Collateral. Financial Security hereby instructs the Collateral Agent that, at such time as a Contract is reconveyed by the Trust pursuant to Section 9.01 of the Sale and Servicing Agreement, the Collateral Agent shall release such Contract from the lien of the security interest created hereby upon receipt by Financial Security and the Collateral Agent of a Certificate of the Seller that the conditions set forth in Section
9.01 with respect to the Optional Purchase under that Section 9.01 of the Sale and Servicing Agreement have been satisfied.

                                    ARTICLE V

                            INTERCREDITOR PROVISIONS

                  Section 5.01. Financial Security's Direction Upon Servicer Default.

                  (a) So long as no Insurer Insolvency has occurred and no Insurer Default has occurred and is continuing, if there exists any Servicer Default pursuant to Section 8.01 of the Sale and Servicing Agreement, Financial Security shall, notwithstanding the provisions of Article VIII of the Sale and Servicing Agreement, have the sole right to direct the Indenture Trustee as to any and all actions to be taken under the Indenture or the Sale and Servicing Agreement, as applicable, including, without limitation, all actions with respect to (i) the giving of directions to the Master Servicer and any Subservicer with respect to the servicing of the Contracts and any of the respective obligations of WFSRC2 under the Sale and Servicing Agreement, (ii) the exercise of all rights, remedies, powers, privileges and claims against any obligor under the Sale and Servicing Agreement and (iii) the giving or withholding of all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Indenture or the Sale and Servicing Agreement, as applicable, in each case to the same extent as the Noteholders or the Certificateholders might do but for the collateral assignment and security interests granted to Financial Security hereunder, provided, however, that the Indenture Trustee, without obtaining the consent or direction of Financial Security, may at all times take any action permitted or required to be taken by it

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

under the terms of the Indenture or as a fiduciary in order to protect the Indenture Trustee's, the Noteholders' and the Certificateholders' interest in the Trust Estate or to preserve any available claims against WFSRC2 on behalf of the Noteholders and the Certificateholders. Financial Security shall indemnify the Indenture Trustee in full for any costs and expenses incurred (including the reasonable fees and expenses of the Indenture Trustee's counsel) in connection with the Indenture Trustee's due performance of directions pursuant to this subsection (a) or in connection with any inaction of the Indenture Trustee as a result of a direction from Financial Security at any time when Financial Security holds the right to direct the Indenture Trustee as provided for in this paragraph (a).

                  (b) Financial Security shall not unreasonably withhold any consent required of it under the Sale and Servicing Agreement or the Indenture, as applicable, and shall promptly respond when any approval or consent is required of it under the Sale or Servicing Agreement and the Indenture, as applicable.

                  (c) Notwithstanding any provision of the Sale and Servicing Agreement or the Indenture, as applicable, to the contrary, so long as no Insurer Insolvency has occurred and no Insurer Default has occurred and is continuing,

                           (i) without the prior written consent of Financial Security, the Owner Trustee shall not (A) terminate the rights and powers of the Master Servicer pursuant to Section 8.01 of the Sale and Servicing Agreement or (B) waive any Servicer Default thereunder;

                           (ii) without the prior written consent of Financial Security, (A) neither WFSRC2 nor the Trust shall cause to be appointed any successor Indenture Trustee, and, (B) neither the Indenture Trustee nor the Administrator shall cause to be appointed any Co-Trustee under the Indenture;

                           (iii) without the prior written consent of Financial Security, none of WFSRC2, Westcorp, WFS, the Owner Trustee or the Indenture Trustee shall appoint new Independent Accountants;

                           (iv) without the prior written consent of Financial Security, none of WFSRC2, Westcorp, WFS, the Owner Trustee or the Indenture Trustee shall consent to the amendment of or supplement to any of the Transaction Agreements; and

                           (v) Financial Security shall have the power to direct the actions to be taken by WFSRC2 pursuant to Section 3.02 of the Sale and Servicing Agreement.

                  (d) Financial Security agrees that, until such time that all required payments shall have been made with respect to the Notes, the security interest in the Collateral granted to Financial Security under this Agreement shall be junior and subordinate to the interest of the Indenture Trustee and the Noteholders. Financial Security further agrees that, until such time that all required payments shall have been

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

made with respect to the Notes, neither Financial Security nor any Person acting on its behalf may take any action to foreclose or otherwise pursue remedies with respect to the Collateral other than in accordance with the Sale and Servicing Agreement and the Indenture.

                  Section 5.02. Financial Security's Direction of Insolvency Proceedings. Financial Security shall have the rights provided for in Section
8.06 of the Sale and Servicing Agreement.

                                   ARTICLE VI

                         THE COLLATERAL AGENT; REMEDIES

                  Section 6.01. Appointment and Powers of Collateral Agent. Financial Security hereby appoints Deutsche Bank Trust Company Americas as the Collateral Agent, and Deutsche Bank Trust Company Americas accepts such appointment hereunder, and Financial Security hereby authorizes the Collateral Agent to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder as Financial Security may direct and as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent may execute any of its duties as agent hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of counsel selected by it. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall not have by reason of this Agreement a fiduciary relationship. Nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement except as expressly set forth herein. Neither the Collateral Agent nor Financial Security, nor any of its or their respective directors, officers or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its or their own gross negligence or willful misconduct; nor shall the Collateral Agent or Financial Security be responsible for the validity, effectiveness, value, sufficiency or enforceability against WFSRC2 of this Agreement or any other document furnished pursuant hereto or in connection herewith, or of the Collateral (or any part thereof). The Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

                  Section 6.02. Successor Collateral Agent. The Collateral Agent acting hereunder at any time may resign by an instrument in writing addressed and delivered to WFSRC2 and Financial Security. If the Collateral Agent is also the Indenture Trustee and, as such, determines that it has a conflicting interest on account of its acting as Collateral Agent, the Collateral Agent shall eliminate such conflicting interest by resigning as Collateral Agent hereunder rather than resigning as Indenture Trustee. Financial Security shall appoint a successor to the Collateral Agent upon any such resignation by an instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirements, without formality other than appointment and designation in writing, a copy of which instrument or writing shall be sent to WFSRC2; provided, however, that the validity of any such appointment shall not be impaired or affected by any failure to give any such notice to WFSRC2 or by any defect therein. Upon the making and acceptance of such appointment, the execution and delivery by such successor Collateral Agent of a ratifying instrument pursuant to which such successor Collateral Agent agrees to assume the duties and obligations imposed on the Collateral Agent by the terms of this Agreement, and the delivery to such successor Collateral Agent of the Collateral and related documents then held by the retiring Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the estate, rights, powers, remedies, privileges, immunities, indemnities, duties and obligations hereby granted to or conferred or imposed upon the Collateral Agent named herein, and one such appointment and designation shall not exhaust the right to appoint and designate further successor Collateral Agents hereunder. No Collateral Agent shall be discharged from its duties or obligations hereunder until the Collateral and related documents then held by such Collateral Agent shall have been transferred and delivered to the successor Collateral Agent and such retiring Collateral Agent shall have executed and delivered to the successor Collateral Agent appropriate instruments establishing the successor Collateral Agent as the record holder of all liens and security interests in favor of Financial Security in the Collateral and transferring to such successor Collateral Agent all power given to it by the Indenture Trustee to act as attorney-in-fact of the Indenture Trustee for purposes of this Agreement. Each such successor Collateral Agent shall provide WFSRC2 and Financial Security with its address (which shall thereupon become such successor Collateral Agent's Notice Address for purposes of this Agreement), and its telephone, Telex, TWX and telecopier numbers, to be used for purposes of Section 7.02 hereof, in a notice complying with the terms of said Section.

                  Section 6.03. Remedies Available to Collateral Agent.

                  (a) To the fullest extent permitted by applicable law and subject to Article V hereof, if the Master Servicer shall have been terminated upon the occurrence of any Servicer Default pursuant to Section 8.01 of the Sale and Servicing Agreement, then in every such case, the Collateral Agent may, to the extent permitted by applicable law and subject to Article V hereof, exercise the following rights, privileges and remedies:

                           (i) Collection of the Collateral. The Collateral Agent shall have the right to collect all proceeds of the Collateral, to pay all expenses of such collection, including the reasonable expenses and compensation of the Collateral Agent, its agents and attorneys, and to apply the remainder of the moneys so received as provided herein.

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

                           (ii) Sale of Collateral. The Collateral Agent may sell, or cause to be sold, the Collateral or any part thereof or interest therein, at public auction to the highest bidder for cash or at private sale or auction with or without demand, advertisement or notice of the date, time or place of sale or any adjournment thereof, upon such terms as Financial Security may approve, and upon such sale the Collateral Agent shall make and deliver to the purchaser or purchasers an appropriate instrument or instruments of transfer. The Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Indenture Trustee, in its name and stead, to make all necessary transfers of property thus sold; and for that purpose it may execute all necessary instruments of transfer, and may substitute one or more Persons with like power, the Indenture Trustee hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, if so requested by the Collateral Agent or any purchaser of the Collateral or any part thereof, the Indenture Trustee shall ratify and confirm any such sale or transfer by executing and delivering to the Collateral Agent or such purchaser all proper instruments of transfer and releases as may be designated in any such request. The Collateral Agent may proceed at law or in equity to foreclose the lien of this Agreement against all or any part of the Collateral and to have the same sold under the judgment or decree of a court having jurisdiction or as otherwise may be required or permitted by law. Upon any such sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder, Certificateholder or Financial Security may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of such sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such sale may, in paying the purchase money, turn in any of the Notes or Certificates, as applicable, in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon. Said Notes or Certificates, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being properly stamped to show partial payment. Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, a receipt of the Collateral Agent, or of the officer making such sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at such sale for its or their purchase money, and such purchaser or purchasers shall not be obliged to see to the application thereof. Any such sale, whether under the power of sale hereby given or by virtue of judicial proceedings, shall bind the Collateral Agent, WFSRC2, the Indenture Trustee, the Noteholders and the Certificateholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

                           (iii) Other Actions. The Collateral Agent shall have the right to cause any other action permitted at law or in equity to be initiated and prosecuted to enforce this Agreement and any rights granted by virtue of the pledge of the Collateral hereunder and to collect or enforce the Notes and the Certificates.

                  Section 6.04. Waiver of Stay or Extension Laws; Marshalling of Assets. Each of WFSRC2, the Owner Trustee, and the Indenture Trustee (in each case to the extent permitted by applicable law) covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Agreement or the absolute sale of the Collateral or any part thereof, or the possession thereof by any purchaser at any sale under this Article; and each of WFSRC2 and the Indenture Trustee (in each case to the extent permitted by applicable law), for itself and all who may claim under it, hereby waives the benefit of all such laws, and covenants that none of them will hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted. Each of WFSRC2, the Owner Trustee and the Indenture Trustee, for itself and all who may claim under it, waives (in each case to the extent permitted by applicable law) all right to have the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Collateral as an entirety without the marshalling thereof.

                  Section 6.05. Restoration of Rights and Remedies. If the Collateral Agent has instituted any proceeding to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent, then and in every such case WFSRC2, the Collateral Agent and the Indenture Trustee shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Collateral Agent shall continue as though no such proceeding had been instituted.

                  Section 6.06. Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Collateral Agent is intended to be exclusive of any other right or remedy, and every right shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise, and each and every right, power and remedy, whether specifically herein given or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by the Collateral Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

                  Section 6.07. Control by Financial Security. So long as no Insurer Insolvency has occurred and no Insurer Default has occurred and is continuing, Financial Security shall, upon the occurrence and during the continuation of any of the Servicer Defaults described in Section 8.01 of the Sale and Servicing Agreement, subject to Article V hereof, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent hereunder or otherwise or exercising any trust or power conferred upon the Collateral Agent hereunder provided that:

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

                           (1) such direction shall not be in conflict with any rule of law or with this Agreement or the Sale and Servicing Agreement; and

                           (2) such Collateral Agent may take any other action deemed proper by such Collateral Agent that is not inconsistent with such direction.

                  Section 6.08. Proceeds Agent as Custodian and Bailee of Collateral Agent. In order to facilitate the making of payments under the Contracts, such payments shall be deposited by the Master Servicer in the Collection Account, and certain amounts in the Collection Account shall be deposited in the Spread Account, in accordance with the Sale and Servicing Agreement. The Proceeds Agent shall retain all proceeds deposited in the Collection Account and the Spread Account as custodian and bailee of the Collateral Agent for Financial Security. Financial Security hereby acknowledges that the Proceeds Agent will also hold all such proceeds for the benefit of the Noteholders and the Certificateholders. Solely for purposes of perfection under
Section 9-313(c) of the UCC, Financial Security and the Proceeds Agent hereby acknowledge that the Proceeds Agent is acting as agent and bailee of the Collateral Agent for Financial Security in holding such property in the Collection Account and the Spread Account, and any other items constituting a part of the Collateral which from time to time come into the possession of the Proceeds Agent. It is intended that, by the Proceeds Agent's acceptance of such custodianship and bailment pursuant to this Agreement, the Collateral Agent for Financial Security, as secured party, will be deemed to have possession of such Collateral, items, moneys and such other items for purposes of Section 9-313(c) of the UCC.

                  Section 6.09. Indemnification of Collateral Agent. Financial Security hereby indemnifies and holds the Collateral Agent harmless from and against any and all judgments, claims, defenses, charges, losses, liabilities, costs or expenses that the Collateral Agent may incur or that may be claimed against the Collateral Agent by any Person by reason of any action taken, or any failure to act, in connection with the duties and responsibilities of the Collateral Agent under the terms of this Agreement; provided, however, that Financial Security shall not be required to indemnify the Collateral Agent pursuant to this Section for any judgments, claims, defenses, charges, losses, liabilities, costs or expenses to the extent caused by such Collateral Agent's willful misconduct or gross negligence in any action taken, or any failure to act, in connection with the duties and responsibilities of the Collateral Agent under the terms of this Agreement. The Collateral Agent shall have the right to retain counsel in any action for which indemnification from Financial Security is provided herein, and the reasonable fees and expenses of such counsel shall constitute costs and expenses of such Collateral Agent for which indemnification from Financial Security is provided herein. The Collateral Agent shall be entitled to submit a written request, with supporting documentation, for any amounts expended by it for which indemnification is provided herein, as such amounts are expended or on a periodic basis, as the Collateral Agent shall choose, and Financial Security shall reimburse to the Collateral Agent the amount specified in each such written request promptly. The indemnity agreements contained in this Section shall remain operative and in full force and effect regardless of the termination of this Agreement.

                  Section 6.10. Compensation Payable to Collateral Agent. In consideration of the Collateral Agent's services to be rendered hereunder, the Master Servicer agrees to pay to the Collateral Agent, on behalf of Financial Security, the compensation set forth in a separate letter agreement dated as of the date hereof between the Master Servicer and the Collateral Agent incorporated herein by this reference. The Collateral Agent acknowledges, notwithstanding the fact that, in the event that payments from the Collection Account are insufficient, it shall look solely to the Master Servicer for payment of its compensation hereunder, that the Collateral Agent is acting solely as the agent for Financial Security for purposes of this Agreement. Failure by the Master Servicer to pay the Collateral Agent's compensation hereunder shall not cause this Agreement to be cancelled, void or voidable or otherwise terminated or otherwise affect the Collateral Agent's obligations hereunder.

                  Section 6.11. Protection of Financial Security's Security Interest.

                  (a) The Seller shall execute and file (or cause to be executed and filed) such financing statements and execute and file (or cause to be executed and filed) such continuation statements, against the Seller, all in such manner and in such places as may be required by law (whether in the event of a change of the Seller's name, identity or corporate structure, or otherwise) fully to preserve, maintain, and protect the interest of Financial Security in the Collateral. The Seller shall deliver (or cause to be delivered) to Financial Security file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. Furthermore, to effectuate the provisions and purposes of this Agreement, including for the purpose of perfecting the security interest granted hereunder, the Trust, WFS and the Seller, respectively, hereby authorize the filing by Financial Security, on or prior to the Closing Date and any subsequent Closing Dates, an appropriate Uniform Commercial Code financing statement in California or Nevada, as appropriate, in form sufficient to assure that the Collateral Agent, as agent for Financial Security, has a first priority perfected security interest in all Collateral which can be perfected by the filing of a financing statement.

                  (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller, in accordance with paragraph (a) above, seriously misleading within the meaning of Section 9-507(c) of the UCC, unless it shall have given the Collateral Agent and Financial Security at least 60 days' prior written notice thereof.

                  (c) The Seller shall give Financial Security at least 60 days' prior written notice of any relocation of the Seller's place of incorporation if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. WFS shall at all times maintain each office from which it shall service the Contracts, and its principal executive office, within the United States of America.

                  (d) The Seller agrees that, upon request by Financial Security, such Seller shall furnish to Financial Security, within seven Business Days, a list of the Contracts then held as part of the Trust, together with a reconciliation of such list to the Schedule of Contracts and to each of the Master Servicer's certificates furnished pursuant to the Sale and Servicing Agreement before such request; provided, however, that Financial Security shall not make such request more than four times in any calendar year. None of WFSRC2 or the Master Servicer shall grant a security interest in, or lien upon, or in any manner encumber the Collateral, or release or waive the security interest granted hereunder, except as contemplated herein.

                  (e) In the event that either the Master Servicer or WFSRC2 relocates its principal executive office, such party shall provide an Opinion of Counsel to Financial Security, in form and substance satisfactory to Financial Security, to the effect that upon the filing of any necessary amendment to any previously filed financing or continuation statement or a new financing statement, the Collateral Agent's security interest in the Collateral granted hereunder shall remain valid and effective.

                  (f) WFSRC2 shall be obligated to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of Financial Security's right, and security interest in and to the Collateral.

                  Section 6.12. Representations and Warranties of Indenture Trustee. The representations and warranties of the Indenture Trustee, made as Indenture Trustee, in Section 6.13 of the Indenture are incorporated by reference herein as if set forth in full herein and Financial Security may rely upon such representations and warranties.

                  Section 6.13. Certain Guaranties. Each of the Indenture Trustee and the Master Servicer agrees that it (i) shall not treat any ledger account or deposit account as an "Eligible Account" by reason of a guaranty of the type described in clause (ii)(a) of the definition of "Eligible Account" in the Sale and Servicing Agreement unless Financial Security shall have previously approved in writing the form of such guaranty and (ii) shall not treat any investment as an "Eligible Investment" by reason of a guaranty of the type described in clause (iii)(b) or clause (vii) of the definition of "Eligible Investments" in the Sale and Servicing Agreement unless Financial Security shall have previously approved in writing the form of such guaranty.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  Section 7.01. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) any demand for payment shall be made under the Policy;

                  (b) any representation or warranty made by the Trust, WFSRC2, Westcorp or WFS under any of the Transaction Agreements, or in any certificate or report furnished under any of the Transaction Agreements, shall prove to be untrue or incorrect in any material respect, provided however, a violation of
Section 3.01(b) or 4.06 of the Sale and Servicing Agreement as to which the Seller or the Master Servicer, as the case may be, shall have in a timely manner cured or repurchased the Contract as to each such Financed Vehicle pursuant to
Section 3.02 or 4.07, as the case may be, of the Sale and Servicing Agreement shall not constitute an Event of Default hereunder;

                  (c) (i) the Trust, WFSRC2, Westcorp or WFS shall fail to pay when due any amount payable by it under any of the Transaction Agreements (other than payments of principal and interest on the Notes); (ii) the Trust, WFSRC2, Westcorp or WFS shall have asserted that any of the Transaction Agreements to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Agreements or property thereof shall find or rule that any material provision of any of the Transaction Agreements is not valid and binding on the parties thereto; provided that as a result of such finding or ruling the rights or remedies of Financial Security under this Agreement shall have been directly or indirectly impaired in any material respect;

                  (d) the Trust, WFSRC2, Westcorp or WFS shall fail to perform or observe any other covenant or agreement by it contained in any of the Transaction Agreements (except for the obligations described under clause (b) or (c) above) and such failure shall continue for a period of 30 days after written notice given to the Trust and WFSRC2; provided that, if such failure shall be of a nature that it cannot be cured within 30 days, such failure shall not constitute an Event of Default hereunder if within such 30-day period such party shall have given notice to Financial Security of corrective action it proposes to take, which corrective action is agreed in writing by Financial Security to be satisfactory and such party shall thereafter pursue such corrective action diligently until such default is cured, and provided further as a result of such failure the rights or remedies of Financial Security under this Agreement shall have been directly or indirectly impaired in any material respect;

                  (e) there shall have occurred an "Event of Default" as specified in Section 5.01 of the Indenture;

                  (f) the Trust shall adopt a voluntary plan of liquidation or shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate the Trust insolvent or seeking a liquidation, or shall take advantage of any insolvency act, or shall commence a case or other proceeding naming the Trust as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against the Trust under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against the Trust seeking liquidation of its assets and the Trust shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 30 days or there shall be appointed or the Trust consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Trust or the whole or any substantial part of its properties or assets, or the Trust shall take any corporate action in furtherance of any of the foregoing or the Trust terminates pursuant to Section
9.02 of the Trust Agreement;

                  (g) the Trust becomes taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

                  (h) on any Distribution Date, the sum of Net Collections with respect to such Distribution Date and the amounts available in the Spread Account is less than the sum of the amounts payable on such Distribution Date pursuant to clauses (i) through (v) of Section 5.05(a) of the Sale and Servicing Agreement;

                  (i) the Trust, WFSRC2 or WFS shall fail to deliver to Financial Security within 30 days of the Closing Date an "agreed upon procedures" letter in a form acceptable to Financial Security from a firm of nationally-recognized independent certified public accountants with respect to the Contracts that were not included in the "agreed upon procedures" letter dated as of the Statistical Calculation Date; and

                  (j) WFSRC2 shall fail to purchase any Added Contract required to be purchased from the Trust pursuant to Section 2.02 of the Sale and Servicing Agreement.

                  Section 7.02. Remedies; Waivers.

                  (a) Upon the occurrence of an Event of Default, Financial Security may exercise any one or more of the rights and remedies set forth below:

                           (i) declare all indebtedness of every type or description owed by the Trust, WFSRC2, Westcorp or WFS to Financial Security, including, without limitation, the entire outstanding balance of further installments of the Premium, to be immediately due and payable, and shall there upon be immediately due and payable; and

                           (ii) the Collateral Agent, subject to Article V hereof, shall have the right to take any action or initiate any proceeding at law or equity available to it to enforce the terms of this Agreement.

                  (b) Financial Security shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth terms, conditions, and extent of such waiver signed by Financial Security and delivered to an Authorized Officer of WFSRC2. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence that gave rise to the Event of Default so waived and not to any other similar event or occurrence that occurs subsequent to the date of such waiver.

                  (c) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the

Transaction Agreements or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Transaction Agreements upon the occurrence of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Financial Security to exercise any remedy reserved to Financial Security in this Article, it shall not be necessary to give any notice.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.01. Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by the parties hereto.

                  Section 8.02. Notices. All notices, certificates or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, sent by overnight courier, or sent by certified or registered mail, postage prepaid, return receipt requested, addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate or other communication given hereunder to WFSRC2, Westcorp, WFS, Financial Security, the Trust, the Indenture Trustee or the Collateral Agent shall also be given to each of the others. Each party hereto may, by telecopy notice or by such other notice described hereunder, designate any further or different address to which subsequent notices, certificates or other communications shall be sent without any requirement of execution of any amendment to this Agreement.

                  Section 8.03. Method of Payment. Except as otherwise expressly provided herein, all payments to be made hereunder shall be made by wire transfer or by certified or bank check payable to the appropriate party.

                  Section 8.04. Further Assurances and Corrective Instruments.

                  (a) To the fullest extent permitted by law, the parties hereto agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as Financial Security may reasonably request and as may be reasonably required in Financial Security's judgment to effectuate the intention of or facilitate the performance of this Agreement and to protect the interests of Financial Security and the Collateral Agent, including, without limitation, the creation and maintenance of Financial Security's security interest in the Collateral pursuant to this Agreement, subject to the Intercreditor Agreement. WFSRC2 and the Master Servicer hereby authorize the Collateral Agent to file, at the direction of Financial Security, financing statements and amendments thereto relating to all or any part of the Collateral without the signature of an officer of such entity where permitted by law in order to maintain and perfect the security interests granted by this Agreement.

                  (b) In order to facilitate the servicing of the Contracts by the Master Servicer, the Master Servicer is hereby authorized, in the name and on behalf of Financial Security, the Trust, the Indenture Trustee and WFSRC2, to execute instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Contracts and with respect to the Financed Vehicles (and the Indenture Trustee shall execute any such documents on request of the Master Servicer), subject to the obligations of the Master Servicer under the Sale and Servicing Agreement.

                  Section 8.05. Term of Agreement. This Agreement shall continue in effect until the later of (a) the date on which Financial Security has no further liability under the Policy or (b) the date on which each Western Entity shall have paid or caused to be paid to Financial Security all amounts to be paid by such Western Entity hereunder.

                  Section 8.06. Assignments; Third-Party Rights; Reinsurance.

                  (a) This Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither WFSRC2, Westcorp, WFS, nor the Collateral Agent may assign its rights or obligations under this Agreement, or delegate any of its duties hereunder, without the prior written consent of Financial Security. Any assignment made in violation of this Agreement shall be null and void.

                  (b) Financial Security shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as Financial Security may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve Financial Security of any of its obligations hereunder or under the Policy and provided further that Financial Security shall reimburse WFSRC2, Westcorp or WFS, as the case may be, for any expense incurred by such Western Entity in connection with the giving by Financial Security of participations or the entering into such contracts of reinsurance.

                  (c) In addition, Financial Security shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the transactions contemplated by the Transaction Agreements or this Agreement or the obligations of Financial Security in connection therewith any rights of Financial Security under the Transaction Agreements or this Agreement or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the transactions contemplated by the Transaction Agreements or this Agreement; provided that Financial Security shall reimburse WFSRC2, Westcorp or WFS, as the case may be, for any expense incurred by such Western Entity in connection with the making by Financial Security of any such assignment or pledge.

                  (d) Except as provided herein with respect to participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Noteholder or Certificateholder, other than Financial Security, against WFSRC2, Westcorp or WFS, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Owner Trustee or the Indenture Trustee nor any Noteholder or Certificateholder shall have any right to payment from any premiums paid or payable hereunder or from any other amounts paid by WFSRC2, Westcorp or WFS pursuant to Section 3.03 or 3.04 hereof.

                  Section 8.07. Consent of Financial Security. In the event that Financial Security's consent is required under the terms hereof, or under the terms of any other Transaction Agreement, it is understood and agreed that, except as otherwise provided expressly herein or in any other Transaction Agreement, the determination whether to grant or withhold such consent shall be made solely by Financial Security in its absolute discretion.

                  Section 8.08. Right to Enforce Sale and Servicing Agreement. The parties hereto acknowledge that Financial Security is a beneficiary of the Sale and Servicing Agreement, and without limiting or restricting any of the provisions thereof or hereof, Financial Security shall have the right to enforce the provisions of the Sale and Servicing Agreement to the extent that it could if it were a signatory of such agreement.

                  Section 8.09. Each of WFS and Westcorp as Party Only for Certain Provisions. Notwithstanding any provision to the contrary contained in this Agreement, the parties hereto agree that WFS is joined as a party to this Agreement solely for purposes of Sections 2.08, 2.11, 3.02, 3.06, 3.07, 3.08, 3.09, 3.10, 3.11, 3.12 and 6.13 of this Agreement and the other Sections contained in Article VII of this Agreement, and Westcorp is joined as a party to this Agreement solely for purposes of Sections 2.01, 2.12, 3.02, 3.06, 3.07, 3.08, 3.09, 3.10, 3.11, 3.12 and 6.13 of this Agreement and the other Sections contained in Article VII of this Agreement.

                  Section 8.10. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by Financial Security hereunder is unavailable or unenforceable shall not affect in any way the ability of Financial Security to pursue any other remedy available to it.

                  Section 8.11. Reports. Any report, certificate, statement or notice which WFSRC2, WFS as the Master Servicer, and any successor Master Servicer, is required to provide to the Owner Trustee, Indenture Trustee, Noteholders or the Certificateholders under the Sale and Servicing Agreement shall also be provided to Financial Security within the same time period specified in the Sale and Servicing Agreement.

                  Section 8.12. Counterparts. This Agreement may be executed in counterparts by the parties hereto and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

                  Section 8.13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Section 8.14. Headings. The headings of articles and sections and the table of contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement.

                  Section 8.15. Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION AGREEMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

                  Section 8.16. Limited Liability. No recourse under any Transaction Agreement shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Agreements, the Notes, the Certificates or the Policy, it being expressly agreed and understood that each Transaction Agreement is solely a corporate obligation of each party hereto, and that any and all personal liability, either in common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Agreement is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

                  Section 8.17. Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of WFSRC2 under Sections 3.04, 3.06 and 3.09 are solely the corporate obligations of WFSRC2, and shall be payable by WFSRC2 solely as provided in Sections 3.05, 3.06 and 3.09. WFSRC2 shall only be required to pay (i) any fees, expenses, indemnities or other liabilities that it may incur under Sections 3.04, 3.06 or 3.09, as applicable, (y) from funds available pursuant to, and in accordance with, the payment priorities set forth in Section 5.06 of the Sale and

Servicing Agreement and (z) to the extent WFSRC2 has additional funds available (other than funds described in the preceding clause (y)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of such entity incurred in accordance with its certificate of incorporation and all financing documents to which it is a party and (ii) any expenses, indemnities or other liabilities that it may incur under Sections 3.04, 3.06 or 3.09, as applicable, (y) from funds available pursuant to, and in accordance with, the payment priorities set forth in Section 5.06 of the Sale and Servicing Agreement and (z) only to the extent it receives additional funds designated for such purposes or to the extent it has additional funds available (other than funds described in the preceding clause (y)) that would be in excess of amounts that would be necessary to pay its debt and other obligations incurred in accordance with its certificate of incorporation and all financing documents to which it is a party. In addition, no amount owing by WFSRC2 hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a "claim" (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of, or claim against, WFSRC2 arising out of or based upon Sections 3.04, 3.06 or 3.09, as applicable, against any stockholder, employee, officer, agent, director or authorized person of the WFSRC2 or Affiliate thereof; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

                  Section 8.18. Limited Liability of Chase Manhattan Bank USA, National Association. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Manhattan Bank USA, National Association not individually or personally but solely as Owner Trustee on behalf of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank USA, National Association, but are made and intended for the purpose of binding only the Trust Estate, (c) nothing herein contained shall be construed as creating any liability on Chase Manhattan Bank USA, National Association, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under such parties and (d) under no circumstances shall Chase Manhattan Bank USA, National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

                  Section 8.19. Delivery by Digital/Electronic Means . Documents that are to be delivered to Financial Security in a digital/electronic format pursuant to this Agreement shall be sent to cplock@fsa.com and ABSreports@fsa.com, or such other address or addresses (but not more than three separate addresses) as Financial Security may specify from time to time. Digital/electronic documents that cannot be read by Financial Security shall be converted to a format that is readable by Financial Security upon Financial Security's request.

                  Section 8.20. Entire Agreement. This Agreement and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above mentioned.

                                WFS FINANCIAL 2003-3 OWNER TRUST

                                By: CHASE MANHATTAN BANK USA,
                                     NATIONAL ASSOCIATION
                                     not in its individual capacity, but
                                     solely in its capacity as Owner
                                     Trustee under the Trust Agreement

                                By: ____________________________________________
                                    Name:
                                    Title:

                                WFS RECEIVABLES CORPORATION 2

                                By: ____________________________________________
                                    Name: John L. Coluccio
                                    Title: President

                                WFS FINANCIAL INC

                                By: ____________________________________________
                                    Name: Sue Tyner
                                    Title: Vice President and Assistant
                                            Controller

                                WESTCORP

                                By: ____________________________________________
                                Name: Lee Whatcott
                                Title: Executive Vice President, Chief Financial
                                        Officer and Chief Operating Officer

                                FINANCIAL SECURITY ASSURANCE INC.

                                By: ____________________________________________
                                    Title: Authorized Officer

                                DEUTSCHE BANK TRUST COMPANY
                                AMERICAS,
                                 as Collateral Agent, Proceeds Agent
                                 and Indenture Trustee

                                By: ____________________________________________
                                    Name:
                                    Title:

                    INSURANCE, INDEMNITY AND PLEDGE AGREEMENT

                           Dated as of August 1, 2003

                                      among

                        WFS FINANCIAL 2003-3 OWNER TRUST,

                          WFS RECEIVABLES CORPORATION 2

                               WFS FINANCIAL INC,

                                    WESTCORP,

                       FINANCIAL SECURITY ASSURANCE INC.,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

            as Collateral Agent, Proceeds Agent and Indenture Trustee

                        WFS FINANCIAL 2003-3 OWNER TRUST

ARTICLE I             DEFINITIONS......................................................................    2

         Section 1.01.         Definitions.............................................................    2

ARTICLE II            REPRESENTATIONS, WARRANTIES AND COVENANTS........................................    7

         Section 2.01.         Representations and Warranties of the Trust.............................    7

         Section 2.02.         Affirmative Covenants of the Trust......................................   10

         Section 2.03.         Negative Covenants of the Trust.........................................   11

         Section 2.04.         [Reserved]..............................................................   12

         Section 2.05.         Representations and Warranties of WFSRC2................................   12

         Section 2.06.         Representations and Warranties of WFS...................................   16

         Section 2.07.         [Reserved]..............................................................   18

         Section 2.08.         Affirmative Covenants of WFSRC2.........................................   18

         Section 2.09.         [Reserved]..............................................................   20

         Section 2.10.         Negative Covenants of WFSRC2............................................   20

         Section 2.11.         Representations and Warranties of Westcorp..............................   22

         Section 2.12.         Affirmative Covenants of Westcorp.......................................   23

ARTICLE III           THE POLICIES; INDEMNIFICATION....................................................   25

         Section 3.01.         Agreement to Issue Policy...............................................   25

         Section 3.02.         Conditions Precedent to Issuance of Policy..............................   25

         Section 3.03.         Premium.................................................................   29

         Section 3.04.         Reimbursement Obligation................................................   30

         Section 3.05.         Non-Recourse Obligation.................................................   31

         Section 3.06.         Indemnification.........................................................   32

         Section 3.07.         Liability Absolute......................................................   36

         Section 3.08.         Liability of Financial Security.........................................   37

         Section 3.09.         Payment of Costs, Fees and Expenses.....................................   37

         Section 3.10.         Payment Procedure.......................................................   38

         Section 3.11.         Business Days...........................................................   38

         Section 3.12.         Waivers and Consents by Seller, Westcorp and WFS........................   38

         Section 3.13.         Purchase of Replacement Swap Agreement..................................   39

ARTICLE IV            PLEDGE OF COLLATERAL.............................................................   40

         Section 4.01.         Obligations Secured Hereby..............................................   40

         Section 4.02.         Granting Clause.........................................................   40

         Section 4.03.         Release of Collateral...................................................   41

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
ARTICLE V             INTERCREDITOR PROVISIONS.........................................................   41

         Section 5.01.         Financial Security's Direction Upon Servicer Default....................   41

         Section 5.02.         Financial Security's Direction of Insolvency Proceedings................   43

ARTICLE VI            THE COLLATERAL AGENT; REMEDIES...................................................   43

         Section 6.01.         Appointment and Powers of Collateral Agent..............................   43

         Section 6.02.         Successor Collateral Agent..............................................   43

         Section 6.03.         Remedies Available to Collateral Agent..................................   44

         Section 6.04.         Waiver of Stay or Extension Laws; Marshalling of Assets.................   46

         Section 6.05.         Restoration of Rights and Remedies......................................   46

         Section 6.06.         Remedies Cumulative.....................................................   46

         Section 6.07.         Control by Financial Security...........................................   46

         Section 6.08.         Proceeds Agent as Custodian and Bailee of Collateral Agent..............   47

         Section 6.09.         Indemnification of Collateral Agent.....................................   47

         Section 6.10.         Compensation Payable to Collateral Agent................................   48

         Section 6.11.         Protection of Financial Security's Security Interest....................   48

         Section 6.12.         Representations and Warranties of Indenture Trustee.....................   49

         Section 6.13.         Certain Guaranties......................................................   49

ARTICLE VII           EVENTS OF DEFAULT................................................................   49

         Section 7.01.         Events of Default.......................................................   49

         Section 7.02.         Remedies; Waivers.......................................................   51

ARTICLE VIII          MISCELLANEOUS....................................................................   52

         Section 8.01.         Amendments, Changes and Modifications...................................   52

         Section 8.02.         Notices.................................................................   52

         Section 8.03.         Method of Payment.......................................................   52

         Section 8.04.         Further Assurances and Corrective Instruments...........................   52

         Section 8.05.         Term of Agreement.......................................................   53

         Section 8.06.         Assignments; Third-Party Rights; Reinsurance............................   53

         Section 8.07.         Consent of Financial Security...........................................   54

         Section 8.08.         Right to Enforce Sale and Servicing Agreement...........................   54

         Section 8.09.         Each of WFS and Westcorp as Party Only for Certain Provisions...........   54
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
         Section 8.10.         Severability............................................................   54

         Section 8.11.         Reports.................................................................   54

         Section 8.12.         Counterparts............................................................   54

         Section 8.13.         GOVERNING LAW...........................................................   54

         Section 8.14.         Headings................................................................   55

         Section 8.15.         Trial by Jury Waived....................................................   55

         Section 8.16.         Limited Liability.......................................................   55

         Section 8.17.         Limited Recourse........................................................   55

         Section 8.18.         Limited Liability of Chase Manhattan Bank USA, National Association.....   56

         Section 8.19.         Entire Agreement........................................................   56
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                                    EXHIBITS

EXHIBIT A         Forms of WFS Assignment and Collateral Assignment

EXHIBIT B         Form of Financial Guaranty Insurance Policy with respect to the Notes, together with form of Endorsement No. 1 thereto

EXHIBIT C         Form of Opinion of Counsel to WFSRC2 and WFS

EXHIBIT D         Form of Opinion of Special Tax Counsel to WFS

EXHIBIT E         Form of Certificate of the Indenture Trustee and the
                  Collateral Agent

EXHIBIT F         Form of Opinion of Counsel to the Indenture Trustee and the
                  Collateral Agent

EXHIBIT G         Form of Opinion of Counsel to the Trust and the Owner Trustee

EXHIBIT H         Form of Letter of Independent Accountants